UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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T 206.282.7100 F 206.272.4010

January [•], 2009

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. (“CTI”) Special Meeting of Shareholders, to be held at 10:00 a.m. Pacific Daylight Time (PDT) on Friday, February 6, 2009, at 501 Elliott Avenue West, Suite 400, Seattle, Washington, 98119, USA. For those of you unable to attend in person, we expect to webcast the meeting and make information concerning the webcast available on our website at www.celltherapeutics.com.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Special Meeting and Proxy Statement. The proxy statement is being mailed to our U.S. shareholders. If you are an Italian shareholder who does not hold shares in record name (i.e. you hold shares through an Italian bank), you may obtain a copy of the proxy statement and a proxy card from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•	our Italian office located at Via Ariosto, 23, 20091 Bresso (MI)-Italy, Attn: Finance Director;

•	the office of any of the depository banks (or Monte Titoli intermediaries) having CTI shares on their accounts;

•	the Securities and Exchange Commission website at www.sec.gov; or

•	our website at www.celltherapeutics.com/shareholder.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge our U.S. shareholders to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope and we urge our Italian shareholders to request and return an Italian proxy card together with a completed certification of participation. If your shares are held in a U.S. bank or brokerage account or if you are registered directly with CTI as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

I look forward to greeting you personally, and on behalf of the Board of Directors and Management, I would like to express our appreciation for your support of CTI.

Sincerely,

James A. Bianco, M.D. Chief Executive Officer Shareholder

Cell Therapeutics, Inc. 501 Elliott Avenue West Suite 400, Seattle, Washington 98119

CELL THERAPEUTICS, INC.

Notice of Special Meeting of Shareholders

Friday, February 6, 2009

To Our Shareholders:

The Special Meeting of Shareholders of Cell Therapeutics, Inc. (the “Company”) will be held at 10:00 a.m. Pacific Daylight Time (PDT), on Friday, February 6, 2009, at 501 Elliott Avenue West, Suite 400, Seattle Washington 98119, for the following purposes:

(1)	Approval of an amendment to our amended and restated articles of incorporation to increase the number of authorized shares from 410,000,000 to 810,000,000 and to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000;

(2)	Approval of an amendment to our amended and restated articles of incorporation to effect a reverse stock split;

(3)	Approval of an amendment to our 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by [•] shares;

(4)	Approval of an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by [•] shares; and

(5)	To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on January 13, 2009, the record date fixed by the board of directors, are entitled to vote at the meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the meeting will be open to examination by the shareholders beginning ten (10) days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

Copies of the enclosed proxy statement may be obtained by our Italian shareholders who do not hold their shares in registered form from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•	our Italian office located at Via Ariosto, 23, 20091 Bresso (MI)-Italy, Attn: Finance Director;

•	the office of any of the depository banks (or Monte Titoli intermediaries) having CTI shares on their accounts;

•	the Securities and Exchange Commission website at www.sec.gov; or

•	our website at www.celltherapeutics.com/shareholders.

The proxy statement will be available for our Italian shareholders at least twenty (20) days before the meeting date of February 6, 2009.

Whether or not you intend to be present at the meeting, U.S. shareholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope, and Italian shareholders are requested to request and return an Italian proxy card together with a completed certificate of participation. If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

January [•], 2009

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ARE ONE OF OUR SHAREHOLDERS IN ITALY, PLEASE REMEMBER TO PRINT AN ITALIAN PROXY CARD FROM OUR WEBSITE, OR ANY OF THE LOCATIONS LISTED IN THIS PROXY STATEMENT, REQUEST A CERTIFICATION OF PARTICIPATION IN THE CENTRAL DEPOSITARY SYSTEM FROM YOUR BROKER AND INCLUDE THE PROXY CARD AND CERTIFICATION IN THE SAME ENVELOPE OR TELECOPY THEM TOGETHER TO THE FAX NUMBER PROVIDED ON THE PROXY CARD

(see page 1 for more information on Italian voting procedures).

Important Notice Regarding the Available of Proxy Materials to Be Held on February 6, 2009:

The Proxy Statement is available on our website at www.celltherapeutics.com/shareholders.

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ii

CELL THERAPEUTICS, INC.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

PROXY STATEMENT

Information Regarding Proxies

General

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the board of directors of Cell Therapeutics, Inc. for use at our Special Meeting of Shareholders (the “shareholder meeting”), to be held at 10:00 a.m. Pacific Daylight Time (PDT), on Friday, February 6, 2009, at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, and at any adjournment or postponement thereof.

Only shareholders of record on our books at the close of business on January 13, 2009, which we will refer to as the record date, will be entitled to notice of, and to vote at, the shareholder meeting.

At the shareholder meeting, shareholders will be asked to:

(1)	approve an amendment to our amended and restated articles of incorporation to increase the number of authorized shares from 410,000,000 to 810,000,000 and to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000, (“Proposal 1”);

(2)	approve an amendment to our amended and restated articles of incorporation to effect a reverse stock split, at a time in the future, and in such a ratio between a one-for-two and a one-for-twenty reverse stock split, to be determined by our Board of Directors, in conjunction with advice from our investment bankers, to be in the best interests of Cell Therapeutics, Inc. (“Proposal 2”);

(3)	approve an amendment to our 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by an additional [•] shares of common stock (“Proposal 3”);

(4)	approve an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an additional [• ] shares of common stock (“Proposal 4” and, collectively, the “Proposals”);

Shareholder approval of the Proposals are required by statutes or regulations applicable to the Company based on its listing on the Nasdaq Global Market and its incorporation in the state of Washington.

This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about January [•], 2009.

Important Information for our Shareholders in Italy about Voting Procedures

If you hold our shares of common stock as a result of a merger with Novuspharma S.p.A. or if you acquired our stock through an account with an Italian bank on the MTA, you most likely hold these shares indirectly through the facilities of the Italian clearing agency, called Monte Titoli, and through the banks and brokers participating in the Monte Titoli system (unless you or your broker has taken action to remove your shares from the Monte Titoli system and requested to have shares registered in your name). We refer to persons holding our stock through Monte Titoli as our shareholders in Italy or our Italian shareholders. Monte Titoli, in turn, holds these shares of our common stock through the U.S. clearing agency, called the Depository Trust Company, or DTC. Pursuant to U.S. law, DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with us that it will re-transfer its voting power over such shares to the persons holding Certifications of Participation in the Italian Central Depository System issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998).

In order to increase the number of shares owned by Italian shareholders that vote at the shareholder meeting so that we can achieve a quorum and take action at the shareholder meeting, which has been difficult in the past, certain Italian banks have agreed–in the absence of the shareholder’s contrary instructions thereto–to make book entry transfer of their share positions at Monte Titoli to their U.S. correspondent banks, which will transfer the shares to an account of the Italian bank at a U.S. affiliate broker-dealer on the record date. This will permit such broker-dealers under the securities laws of the United States and the rules of the New York Stock Exchange to vote these shares for certain matters to be presented at the shareholder meeting in the event that the Italian shareholders do not instruct their broker to vote the shares pursuant to the procedures provided for in this proxy statement and on the proxy card prepared for our shareholders in Italy, which may be obtained from our Internet site at www.celltherapeutics.com. Our Italian shareholders will, however, maintain their right to instruct the U.S. broker-dealer so that the broker-dealer refrains from taking any action in relation to such shareholder’s shares, including voting the shares. Accordingly, if you do not vote your shares by valid proxy or you do not provide any specific instruction in relation thereto on or before the date of the shareholder meeting and your shares are held through an Italian bank participating in this transfer procedure, your shares will be voted by the U.S. broker pursuant to the discretionary authority granted them under Rule 452 of the New York Stock Exchange. However, you may still vote your shares yourself as provided below.

Copies of this proxy statement may be obtained by our Italian shareholders from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•	our Italian office located at Via Ariosto, 23, 20091 Bresso (MI)-Italy, Attn: Finance Director;

•	the office of any of the depository banks (or Monte Titoli intermediaries) having CTI shares on their accounts;

•	the Securities and Exchange Commission website at www.sec.gov; or

•	our website at www.celltherapeutics.com/shareholders.

The proxy statement will be available for our Italian shareholders at least twenty (20) days before the meeting date of February 6, 2009.

All of our shareholders, including our Italian shareholders, are cordially invited to attend our shareholder meeting. If you hold our stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification of Participation in the Italian Central Depository System, which we refer to as your “Certification.”

Italian shareholders who have requested and received a Certification may vote in the following manner:

•	In person. You may attend our shareholder meeting and vote in person. To do so, please present your Certification at the door, together with proof of your identity.

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By mail or fax. You may print an Italian proxy card from our Internet site at www.celltherapeutics.com/shareholders and use that proxy card to vote by mail or facsimile. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card or by fax to the fax number shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification.

•

By proxy. You may name another person as a substitute proxy by any means permitted by Washington law and our bylaws. That substitute proxy may then attend the meeting, however, he or she must provide, at the meeting, your Certification or a complete copy thereof, together with your written authorization naming such person as your proxy, to our inspector of election in order to verify the authenticity of your proxy designation.

We strongly encourage our Italian shareholders to obtain a Certification and an Italian proxy card and submit them by mail to the address shown on the Italian proxy card or, if possible, send by fax to the fax number shown on the Italian proxy card. A significant percentage of our shares are held by persons in Italy. If our Italian shareholders do not take the time to vote, we will not be able to obtain a quorum, in which case we would be unable to conduct any business at the shareholder meeting. Your vote is important. Please obtain an Italian proxy card and a Certification and vote today.

For future meetings, our Italian shareholders may also vote via Internet or by phone if the shares owned by such Italian shareholder are held directly by a U.S. brokerage account in that shareholder’s name. If you are an Italian shareholder and wish to use this method of voting for future meetings, prior to the record date for such future meeting, you will need to instruct your bank to transfer your shares to a U.S. brokerage account (to be held in your name and for your account). Once your shares are held by a U.S. broker in your name, you will receive the meeting documentation for any future meetings (including the proxy statement) at your address, together with a security code and instructions on how to vote your shares through the relevant website or by calling the telephone number provided in connection with that meeting. You will not need to transfer your shares before every meeting; once the transfer has been made and your shares are held in a U.S. brokerage account, you will be able to vote your shares via Internet or phone for all future meetings so long as your shares continue to be held in a U.S. brokerage account. If you wish to make such a transfer to allow voting via Internet or phone for future meetings, please contact your bank to understand the procedure and the costs associated with that transfer. Please note that you will be required by your bank to bear the costs relating to such a transfer, including those debited or claimed by the U.S. broker for the management of the account in the U.S.

In addition, you may also request to be registered directly with the Company as a record holder, in which case you would be entitled to receive shareholder materials for future meetings directly at your address as indicated in the registration. If you are interested in having your shares registered directly with the Company for the purposes of receiving shareholder information directly for future meetings, please contact your bank for more information on the procedures required for such registration, which would include, among other things, the submission of a registration request (together with a Certification) to the Company’s transfer agent, the removal of your shares from Monte Titoli’s account and the transfer of such shares to the United States directly in your name. Please note that registration in the Company’s shareholder books may require you to take additional steps if and when you decide to dispose of your shares.

Solicitation of Proxies

This solicitation is made on behalf of our Board of Directors. All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services. We have also engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support for a $7,500 service fee and the reimbursement of customary disbursements; these fees and disbursements are not expected to exceed $20,000 in the aggregate.

Voting Rights and Outstanding Shares

Each share of our common stock, without par value, outstanding on the record date is entitled to one vote per share at the shareholder meeting. Each share of our Series A preferred stock outstanding on the record date is entitled to approximately 14.95 votes per share, each share of our Series B preferred stock outstanding on the record date is entitled to approximately 14.86 votes per share, each share of our Series C preferred stock outstanding on the record date is entitled to approximately 220.8 votes per share and each share of our Series D preferred stock outstanding on the record date is entitled to approximately 38.28 votes per share (or fewer, if such share’s conversion rights as of the record date are limited by operation of an applicable 9.99% “blocker” provision under our articles of incorporation). We do not have any other class of capital stock outstanding. At the close of business on the record date, there were issued and outstanding [•] shares of common stock, [•] shares of Series A preferred stock, [•] shares of Series B preferred stock, [•] shares of Series C preferred stock, and [•] shares of Series D preferred stock. Our common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock will vote together as a single class on the proposals to be presented at the shareholder meeting. The presence at the shareholder meeting in person or by proxy of holders of record of one-third of the votes entitled to be cast is required to constitute a quorum for the transaction of all business at the shareholder meeting. “Broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular non-routine proposal) and shares held by persons abstaining will be counted in determining whether a quorum is present.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.” If a quorum exists at the shareholder meeting, all shares of common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein, will be voted according to the recommendations of the Board of Directors on such proposals.

For Proposals 1 and 2, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares as it pleases. For Proposals 3 and 4, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm will not have the authority to vote your shares, and your shares will constitute “broker non-votes.” “Broker non-votes” for Proposals 3 and 4 will have no effect on that proposal since approval is based on the number of votes actually cast. Shares which otherwise abstain from voting as to Proposals 3 and 4 will not be counted as votes cast against Proposals 3 and 4 and will have no effect on these proposals since approval is based on the number of votes actually cast. Abstentions will have the same effect as votes against Proposals 1 and 2, however, since approval of those proposals are based on the total number of shares outstanding.

Voting Electronically or by Telephone

If your shares are registered in the name of a bank or brokerage firm in the United States, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Solutions online program. This program provides eligible shareholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

Revocability of Proxies

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to our secretary, Donald W. Wyatt, at our principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the meeting. For our Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another Certification of Participation in the Italian Central Depository System.

Voting Agreements

At the time of our merger with Novuspharma, S.p.A., we entered into an agreement with Monte Titoli, S.p.A., the Italian central clearing agency, in order to ensure that persons receiving beneficial interests in shares of our common stock as a result of the merger would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by the U.S. clearing agency, The Depository Trust Company, or DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications of Participation in the Italian Central Depository System, issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998).

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF

INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Summary

We are asking our shareholders to approve an amendment to our amended and restated articles of incorporation to (a) increase the number of authorized stock from 410,000,000 shares to 810,000,000 shares and (b) increase the number of shares of our common stock authorized for issuance from 400,000,000 shares to 800,000,000 shares. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by this amendment nor by any other Proposal considered at the Special Meeting. The number of shares of our preferred stock will be maintained at 10,000,000.

Essentially all of our currently authorized common stock has been issued or is reserved for issuance upon exercise or conversion of existing derivative securities. In order to continue to fund our operations, we will need to raise additional capital from financing sources. One of the ways we raise such cash is by issuing shares and derivative securities from time to time. Without additional authorized common stock, we will be unable to raise the financing we need to maintain our operations. Other important corporate needs, including the potential issuance of shares in a merger or issuing stock-based incentive rewards to our employees, require additional authorized common stock as well.

In addition, we need additional authorized common stock to pursue our recapitalization plan to regain compliance with the listing requirements of the Nasdaq Stock Market (“Nasdaq”). We received notice of deficiency from Nasdaq in September 2008 because the market value of our listed securities had fallen below the $50 million minimum requirement for the Nasdaq Global Market for 10 consecutive business days. We were granted a period of 30 calendar days to regain compliance with this requirement. In October 2008, we received a letter from Nasdaq stating that because we failed to regain compliance with the $50 million minimum value of listed securities requirement our common stock would be subject to delisting unless we requested a hearing before a Nasdaq Listing Qualifications Panel. In November 2008 we had a hearing before the Panel and presented a plan for regaining compliance with the Nasdaq Marketplace Rules. Our proposed plan of compliance includes a recapitalization of our currently outstanding convertible debt and preferred stock. In order to pursue this recapitalization plan, we will need additional authorized common stock for issuance in connection with the recapitalization plan or to raise funds for use in the recapitalization plan through the issuance of shares and derivative securities.

Article II of our amended and restated articles of incorporation currently authorizes us to issue up to 410,000,000 shares of stock, 400,000,000 of which are designated as common stock, no par value, and 10,000,000 shares of which are designated as preferred stock, no par value. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. As of January 13, 2009, [•] shares of common stock were issued and outstanding, [•] shares of our Series A preferred stock were outstanding, [•] shares of our Series B preferred stock were outstanding, [•] shares of our Series C preferred stock were outstanding, [•] shares of our Series D preferred stock were outstanding, [•] shares of common stock were reserved for issuance under our 1994 Equity Incentive Plan, our 2007 Equity Incentive Plan and the Novuspharma S.p.A. Stock Option Plan, [•] shares of common stock were reserved for issuance under our 2007 Employee Stock Purchase Plan, warrants to purchase [•] shares of our common stock were issued and outstanding, [•] shares of our common stock were reserved for issuance upon conversion of our 4% convertible senior subordinated notes due July 1, 2010, [•] shares of our common stock were reserved for issuance upon conversion of our 6.75% convertible senior notes due October 31, 2010, [•] shares of our common stock were reserved for issuance upon conversion of our 7.5% convertible senior notes due April 30, 2011, [•] shares of our common stock were reserved for issuance upon conversion of our 5.75% convertible senior notes due December 15, 2011, [•] shares of our common stock were reserved for issuance upon conversion of our 9% convertible senior notes due March 4, 2012, [•] shares of our common stock were reserved for issuance upon conversion of our 10% convertible senior notes due December 5, 2011, [•] shares of our common stock were reserved for issuance upon conversion of our Series A preferred stock, [•] shares of our common stock were reserved for issuance upon conversion of our Series B preferred stock, [•] shares of our common stock were reserved for issuance upon conversion of our Series C preferred Stock, [•] shares of our common stock were reserved for issuance upon conversion of our Series D preferred stock and [•] shares of our common stock were reserved for issuance under the equity line of credit set forth in the Securities Purchase Agreement dated July 29, 2008.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	corporate transactions, such as stock splits or stock dividends;

•	financing transactions, such as public or private offerings of common stock or convertible securities;

•

debt or equity restructuring or refinancing transactions, such as debt exchanges or offerings of new convertible debt or modifications to existing securities or as payments of interest on debt securities;

•	acquisitions;

•	strategic investments;

•	partnerships, collaborations and other similar transactions;

•	our stock incentive plans; and

•	other corporate purposes that have not yet been identified.

In order to provide our Board of Directors with certainty and flexibility to undertake transactions to support our future business growth, our Board of Directors deems it is in the best interests of our shareholders and the Company to increase the number of authorized shares of our common stock.

In addition to our periodic discussions regarding fund raising opportunities, we also engage in periodic discussions with potential partners, strategic investments and acquisition candidates, including product lines, as part of our business model. If any of these discussions came to a definitive understanding, it is possible that we could use some or all of the newly authorized shares in connection with one or more such transactions subsequent to the increase in the number of authorized shares. We also plan to continue to issue shares of our common stock pursuant to our stock incentive plans subsequent to the increase in the number of authorized shares. As of December 31, 2008, we have no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock in connection with one or more such strategic transactions subsequent to the increase in the number of authorized shares.

Text of the Proposed Amendment

If this Proposal 1 is approved, the Company proposes to amend the Articles of Incorporation by replacing Section 1 of Article II in its entirety as follows:

“ARTICLE II

Authorized Capital Stock

1. Classes. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue Eight Hundred Ten Million (810,000,000); the total number of authorized shares of Common Stock shall be Eight Hundred Million (800,000,000) and the total number of authorized shares of Preferred Stock shall be Ten Million (10,000,000).”

If the amendment to our amended and restated articles of incorporation is adopted, it will become effective upon filing of the Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to our amended and restated articles of incorporation requires the affirmative vote of a majority of the votes held by holders of our common stock, our Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock that are entitled to vote at the shareholder meeting. The holders of our common stock, the holders of our Series A preferred stock, the holders of our Series B preferred stock, the holders of our Series C preferred stock and the holders of our Series D preferred stock will vote together as a single class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 1 TO AMEND OUR ARTICLES OF

INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

If Proposal 1 is adopted, the additional authorized shares of common stock would become issuable upon the approval of our Board of Directors at such times, in such amounts, and upon such terms as our Board of Directors may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, the Nasdaq Stock Market, the MTA or any other exchange or quotation service on which our common stock may then be listed. Furthermore, current shareholders will have no preemptive rights to purchase additional shares. Shareholder approval of this amendment will not, by itself, cause any change in our capital accounts. However, any future issuance of additional shares of common stock authorized pursuant to this Proposal 1 would ultimately result in dilution of existing shareholders’ equity interests.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT

A REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS

Summary

We are seeking your approval of an amendment to our amended and restated articles of incorporation to authorize our Board of Directors to effect a reverse stock split of our outstanding common stock in the range of one-for-two to one-for-twenty without further approval of our shareholders, upon a determination by our Board of Directors, in consultation with our investment bankers, that such a reverse stock split is in the best interest of the Company and our shareholders.

Our common stock is presently listed on the Nasdaq Global Market. In March 2008, our stock price began trading below $1.00 per share and remained below that threshold for more than 30 days, resulting in a notification in April 2008 from Nasdaq, which oversees the Nasdaq Global Market, that unless we were able to raise our stock price above $1.00 per share for a minimum of 10 days prior to October 13, 2008, our common stock may be delisted from the Nasdaq Global Market. Upon effecting a one-for-ten reverse stock split in August 2008, we received a letter from Nasdaq in September 2008 confirming that we had regained compliance with the $1.00 minimum bid price requirement.

Notwithstanding, in October 2008, Nasdaq temporarily suspended the bid price requirement for all listed companies until April 20, 2009. Our stock price is currently trading below $1.00, and we may need to effect an additional reverse stock split to regain compliance with Nasdaq’s $1.00 minimum bid price requirement when it goes back into effect.

In addition, we received notice of deficiency from Nasdaq in September 2008 because the market value of our listed securities had fallen below the $50 million minimum requirement for 10 consecutive business days. We were granted a period of 30 calendar days to regain compliance with this requirement. In October 2008, we received a letter from Nasdaq stating that because we failed to regain compliance with the $50 million minimum value of listed securities requirement our common stock would be subject to delisting unless we requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). In November 2008 we had a hearing before the Panel and presented a plan for regaining compliance with the Nasdaq Marketplace Rules. The Company’s common stock will continued to be listed on the Nasdaq Global Market pending a decision from the Panel. If we remain listed on the Nasdaq Global Market or are able to transfer our listing to the Nasdaq Capital Market, we may need to effect a reverse stock split to regain compliance with Nasdaq’s $1.00 minimum bid price requirement in order to maintain such listing.

Furthermore, our investment bankers have advised that it may be in the best interests of the Company to increase the per-share price of our common stock through a reverse stock split in order to attract different investors in future financings and in regular market trading.

As a result, the Board of Directors has determined that it may be in the best interest of the Company to effect a reverse stock split in the near future in an effort to increase the per-share price of the Company’s common stock. As such, we are asking our shareholders to approve an amendment to our amended and restated articles of incorporation authorizing a reverse stock split in the range of one-for-two to one-for-twenty and granting the Board of Directors the discretion to effect the reverse stock split within this range at any time and at such ratio that it determines appropriate. Further discussion of the reasons for, and possible consequences of, the reverse stock split can be found below in the subsections titled “Reasons for the Reverse Stock Split” and “Possible Effects of the Reverse Stock Split.”

If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the shareholders, to effect, at any time it believes to be most advantageous to the Company and its shareholders, a reverse stock split in the range of one-for-two to one-for-twenty. This Proposal would give the Board the authority to implement one, but not more than one, reverse stock split. A reverse stock split would be effected by the filing of and amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Washington. The Board of Directors will have the ability to decline to file the Amended and Restated Articles of Incorporation without further shareholder action if it subsequently determines that a reverse stock split is no longer in the best interest of the Company.

If the reverse stock split is effected by the Board of Directors, the number of shares of common stock owned by each shareholder will be reduced by the same proportion as the reduction in the total number of shares of common stock outstanding, so that the percentage of the outstanding common stock owned by each shareholder after the reverse stock split will remain approximately the same as the percentage owned before the reverse stock split. The proportions may not be exactly the same due to the treatment of fractional shares that may result from the reverse stock split. The proposed reverse stock split will reduce the number of shares of outstanding common stock; however, it will not have the effect of reducing the number of shares of authorized common stock. Therefore, the reverse stock split would in effect create “headroom” in the form of more available authorized but unissued shares of common stock. Assuming passage of Proposal 1, the Company does not have any plan, commitment, arrangement, understanding or agreement, written or oral, to utilize such “headroom” to issue common stock.

The reverse stock split will not affect any shareholder’s individual proportionate voting power, except that a reverse stock split will not have any effect on the voting rights of the Series C Preferred Stock and to a minor extent due to the handling of fractional shares.

Although the number of shares of the Company’s preferred stock will not be affected, if and when the reverse stock split is effected, each Series of the preferred stock will have a new conversion ratio based upon the reverse stock split and the Company will prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the effective date that such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of the Preferred Stock.

The Company has granted options to purchase the Company’s common stock and restricted stock awards to its employees as authorized by the 1994 Equity Incentive Plan, the Novuspharma Plan and the 2007 Equity Incentive Plan. In addition, the Company’s 2007 Employee Stock Purchase Plan (the “employee plan”) allows eligible employees to purchase Company common stock at a discount. The Company will continue to grant options to purchase Company common stock and awards of restricted stock to its employees as authorized by the 2007 Equity Incentive Plan and will continue to allow employees to purchase Company common stock under the employee plan. The terms of each of the plans provide for appropriate adjustment in the number and class of shares reserved for granting of awards and in the number, class and prices of shares covered by the awards granted pursuant to the plans but not yet exercised. If the reverse stock split is implemented, the Board of Directors or the applicable plan administrator will take the above-mentioned appropriate action(s).

As the Company’s common stock is registered under the Security Exchange Act of 1934 (the “1934 Act”), the Company is subject to the reporting and other requirements of the 1934 Act. The reverse split, if implemented, will not affect the registration of the Company’s common stock under the 1934 Act or our reporting or other requirements thereunder. Our common stock is currently traded on the Nasdaq Global Market under the symbol “CTIC” subject to our continued satisfaction of the Nasdaq Global Market listing requirements. While the primary reason for the proposed reverse stock split is to meet the continued listing requirements of the Nasdaq Global Market, there can be no assurance that the Company’s common stock will continue to be listed on the Nasdaq Global Market or that we will be able to conform to all applicable listing requirements. Further, as the reverse stock split is also being considered for strategic purposes relating to potential financings, the reverse stock split may, if effected by the Board, occur whether or not the Company’s common stock continues to be listed on the Nasdaq Global Market.

Reasons for the Reverse Stock Split

Complying with the continuing listing requirements for the Company’s common stock on the Nasdaq Global Market is the primary reason for the reverse stock split. Based upon the current market price of our common stock, the Company does not satisfy the $1.00 minimum bid price requirement necessary for such a listing, which will again become effective on April 20, 2009. In addition, the Company also does not currently comply with the $50 million minimum market value of listed securities requirement for the Nasdaq Global Market. As a result, in November 2008, we presented a plan of compliance to a Nasdaq Listing Qualifications Panel. If we are able to maintain our listing on the Nasdaq Global Market or are able to transfer our listing to the Nasdaq Capital Market, we will need to regain compliance with all applicable listing requirements, including the $1.00 minimum bid price requirement when it becomes effective again. In addition, our investment bankers have advised us that it may be advantageous to increase the per-share price of our stock through a reverse stock split to appeal to a broader range of investors in potential future financing transactions. Consequently, the Board of Directors intends to amend the Amended and Restated Articles of Incorporation to authorize a reverse stock split and to subsequently effect such a reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve compliance with the Nasdaq Global Market listing standards or make the Company’s stock more attractive to potential investors for future financings. A reverse stock split would result in a recapitalization intended to increase the per share value of the Company’s common stock. However, even if the Company effects the reverse stock split, there can be no assurance of either an immediate or a sustainable increase in the per share trading price of our common stock.

Our Board of Directors believes that a reverse stock split would also be beneficial for the following reasons:

•

It could heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company by increasing the trading price of our common stock and decreasing the number of outstanding shares of our common stock.

•

It could help to attract institutional investors who have internal policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers.

•

It may also encourage investors who had previously been dissuaded from purchasing our Company’s common stock because commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

Text of the Proposed Amendment

If the Board determines to effect the reverse stock split upon the approval of the proposal by the shareholders, the Company proposes to amend our amended and restated articles of incorporation by adding a second paragraph of Article II as follows:

“Effective at the close of business, Pacific Time, on                     ,                     , each                      (    ) outstanding shares of the Corporation’s Common Stock will be exchanged and combined, automatically, without further action, into one (1) share of Common Stock. At the effective time, there shall be no change in the number of authorized shares, including the number authorized for each class of shares, which the Corporation shall have the authority to issue.”

Possible Effects of the Reverse Stock Split

•

Once the reverse stock split is implemented, Company common shareholders will own a fewer number of shares than they currently own. Although the Board expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of the Company’s common stock, there is no assurance that such a result will occur. Similarly there is no assurance that the reverse stock split will result in a permanent increase in the per share price, which can be dependent on several factors.

•	Should the per share price of our common stock decline upon implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse split.

•

The anticipated resulting increase in per-share price of the Company’s common stock is expected to encourage interest in the Company’s common stock and possibly promote greater liquidity for our shareholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

•

The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

•

The primary purpose for the proposed reverse stock split is to comply with the continued listing standards for the Nasdaq Global Market (or, in the event we seek to transfer listing of our common stock to the Nasdaq Capital Market, the requirements of the Nasdaq Capital Market). However, there can be no assurance that the reverse stock split alone will guarantee our continued listing on the Nasdaq Global Market or the Nasdaq Capital Market. If we are unable to continue to list our common stock on the Nasdaq Global Market or the Nasdaq Capital Market, our liquidity may be negatively affected.

•

The number of shares held by each individual shareholder will be reduced if the reverse stock split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their shares.

Procedures for Effecting the Reverse Stock Split and Filing An Amendment to Our Amended and Restated Articles of Incorporation

If the shareholders approve the reverse stock split and the Board of Directors subsequently determines that it is in the Company’s best interests to effect a reverse stock split, the amendment to our amended and restated articles of incorporation will become effective upon the filing of an amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Washington. The actual timing of any such filing will be made by the Board at such time as the Board believes to be most advantageous to the Company and its shareholders.

Payment for Fractional Shares

No fractional shares of common stock would be issued as a result of the reverse stock split, if any. Instead, each shareholder otherwise entitled to a fractional share would be entitled, upon surrender of the applicable stock certificate(s), to receive a cash payment (without interest) in lieu of such fractional share.

Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

If we implement a reverse stock split, our transfer agent will act as our exchange agent to act for holders of common stock in implementing the exchange of their pre-reverse stock split shares for post-reverse stock split shares.

Registered Book Entry Shareholder. Holders of common stock holding all of their shares electronically in book-entry form with the Company’s transfer agent do not need to take any action (the exchange will be automatic) to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest (as described above under subsection “Payment for Fractional Shares”), if applicable.

Registered Certificated Shareholder. Some of our shareholders hold their shares in certificate form or a combination of certificate and book-entry entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares electronically in book-entry form under the Direct Registration System (“DRS”), and if you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under subsection “Payment for Fractional Shares.” No new shares in book-entry form will be issued and no payment in lieu of any fractional share interest will be made to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. At any time after receipt of your DRS statement, you may request a stock certificate representing your ownership interest.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Adjustments

Adjustments to our financial statements to reflect the reverse stock split, if any, are expected to be minimal as our common stock does not have par value. Our stockholders’ equity, in the aggregate, will remain unchanged. Our historical earnings per share data would also be restated to reflect the reverse stock split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the federal income tax consequences of a reverse stock split, if any, is for general information only. The summary does not address shareholders subject to special rules, such as persons who acquired shares of the Company’s common stock in compensatory transactions, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons who are not U.S. citizens or taxed as U.S. resident aliens, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities or currencies, persons holding shares in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, and shareholders whose “functional currency” is not the U.S. dollar. This summary is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of [September 30], 2008. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a stockholder that are materially different from those described below. This summary does not address tax considerations under state, local, foreign, and other laws.

Federal Income Tax Consequences to the Company

No gain or loss will be recognized by the Company as a result of a reverse stock split.

Federal Income Tax Consequences to the Shareholders

The reverse stock split is intended to constitute a reorganization within the meaning of section 368 of the Code. Accordingly, a shareholder generally will not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split (except with respect to any cash received in lieu of a fractional share as described below). The aggregate adjusted basis of the post-reverse stock split shares will be the same as the aggregate adjusted basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the shareholder’s basis allocated to fractional share interests), and the holding period(s) of the post-reverse stock split shares received will include the shareholder’s respective holding period(s) for the pre-reverse stock split shares exchanged.

Because the cash payment for fractional share interests represents a mere mechanical rounding off incident to the recapitalization, a shareholder who receives cash for fractional shares should generally recognize gain or loss, as the case may be, for U.S. federal income tax purposes measured by the difference between the amount of cash received and the tax basis of such shareholder’s pre-reverse stock split shares corresponding to the fractional share interest. Such gain or loss will be capital gain or loss (if such stock was held as a capital asset), and any such capital gain or loss will generally be long-term capital gain or loss to the extent such shareholder’s holding period exceeds 12 months. The deductibility of capital losses may be subject to certain limitations.

Backup Withholding

A non-corporate shareholder may be subject to backup withholding at a 28% rate on cash payments received pursuant to the reverse stock split unless such shareholder provides a correct taxpayer identification number to his or her broker or to the Company and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional U.S. federal income tax. Rather, any amount withheld under these rules will be creditable against the shareholder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF A REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND/OR FOREIGN INCOME TAX AND OTHER LAWS.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to our amended and restated articles of incorporation to effect a reverse stock split requires the affirmative vote of a majority of the votes held by holders of our common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock that are entitled to vote at the shareholder meeting, voting together as a single class.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS AND RECOMMENDS CTI SHAREHOLDERS VOTE “FOR” THE AMENDMENT AND CORRESPONDING AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR

2007 EQUITY INCENTIVE PLAN

Summary

We are asking our shareholders to approve an amendment to our 2007 Equity Incentive Plan, or the 2007 Plan, to increase the maximum number of shares authorized for issuance under the 2007 Plan by [•] shares , to a total of [•] shares. As of January [•], 2009 this increase represents approximately [•]% of our outstanding common stock. If Proposal 2 to authorize a reverse stock split is also approved and later implemented, the number of shares authorized for issuance under the 2007 Plan—including the shares added to the 2007 Plan under this Proposal, if approved—would be proportionately reduced.

The current 2007 Plan was approved by the Company’s shareholders at the 2007 annual meeting. The Board of Directors has determined that it is advisable to increase the maximum number of shares available for issuance under the 2007 Plan in recognition of the significant dilution of our common stock in the past 12 months due to share issuances necessary to raise additional capital and complete certain strategic acquisitions and the implementation of a one-for-ten reverse stock split in 2008 which has in turn lowered the benefit to award recipients of outstanding awards and necessitated awards of a greater number of shares to achieve the same retention and incentive benefits. As of January [•], 2009 there are [•] shares remaining available for issuance under the 2007 Plan. On [•], the Board of Directors adopted an amendment to the 2007 Plan, subject to shareholder approval, to increase the maximum number of shares of common stock authorized for issuance under the 2007 Plan by [•] shares.

The proposed amendment would facilitate our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are our most valuable asset, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed amendment to the 2007 Plan is instrumental to our continued success.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the 2007 Plan to increase the number of shares authorized for issuance under the plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 3 in person or by proxy and entitled to vote at the shareholder meeting. In the event the shareholders fail to approve the amendment to the 2007 Plan, the 2007 Plan will continue in operation pursuant to its terms with no change to the number of shares authorized for issuance under the plan. In addition, whether or not the amendment to the 2007 Plan is approved, the Board of Directors may, pursuant to the terms of the 2007 Plan and subject to the rules of the Nasdaq Global Market, make any other changes to the 2007 Plan that it feels would be in our and our shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN.

Summary of the 2007 Plan

The following is a summary of the principal features of the 2007 Plan and its operation. Because it is not a complete description of all of the terms and conditions of the 2007 Plan, the summary is qualified in its entirety by reference to the full text of the 2007 Plan as set forth in Appendix A. Except for the proposed amendment described above in this Proposal 3, the Company’s shareholders are not being asked to approve any other amendments to the 2007 Plan.

Background and Purpose of the 2007 Plan

The 2007 Plan is intended to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in the Company.

Types of Awards Granted under the 2007 Plan

The 2007 Plan permits the grant of the following types of incentive awards: (1) stock options, including incentive stock options and nonqualified stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units and (5) cash awards (individually, an “Award”).

Administration of the 2007 Plan

A committee of at least two non-employee members of our Board of Directors (the “Committee”) administers the 2007 Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we can receive a federal tax deduction for certain compensation paid under the 2007 Plan).

Subject to the terms of the 2007 Plan, the Committee has the discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the 2007 Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), to adopt procedures and subplans as are necessary or appropriate to permit participation in the 2007 Plan by employees and directors who are foreign nationals or employed outside the United States and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2007 Plan.

The Committee may delegate any part of its authority and powers under the 2007 Plan to one or more of our directors and/or officers, but only the Committee itself can make Awards to participants who are our executive officers. References to the Committee in this proposal include the Committee and any directors or officers to whom the Committee properly delegates authority.

Authorized Shares

The aggregate number of shares of our common stock that currently may be issued or delivered pursuant to all Awards under the 2007 Plan is 1,661,082 shares. As of January [•], 2008, [•] shares of common stock had been issued and were outstanding under the 2007 Plan, of which [•] were issued pursuant to restricted stock awards that remain subject to forfeiture if the holder were to terminate his or her service with the Company prior to the vesting of the award. Options covering an additional [•] shares granted under the 2007 Plan remained outstanding. A total of [•] shares of common stock remained available for future grant under the 2007 Plan (plus shares subject to outstanding awards that might in the future be returned to the Plan as a result of cancellations or expirations of awards or if awards are settled in cash). As of January [•], 2009, options outstanding under the 2007 Plan have per share exercise prices ranging from $[•] to $[•] or a weighted average per share exercise price of $[•]. Various additional share limits are also imposed by the 2007 Plan. A maximum of:

•	4,375,000 shares may be granted pursuant to Awards of restricted stock or restricted stock units with a purchase price that is less than 100% of the fair market value on the date of grant; and

•	750,000 shares may be issued pursuant to all Awards, other than cash awards, to an individual in any given fiscal year for Section 162(m) purposes.

In the event that any dividend or other distribution (whether in the form of cash, our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our common stock or other securities, or other change in our corporate structure affecting our common stock occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan, the Committee shall, in such manner as it may deem equitable (a) adjust the number and class of shares available for issuance under the 2007 Plan, the number, class, and price of shares subject to outstanding Awards, and the per person share limits set forth in the 2007 Plan or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of our common stock upon or in respect of such event.

If an Award is settled in cash or expires, terminates or lapses or is cancelled for any reason, the shares subject to the Award generally will be returned to the available pool of shares reserved for issuance under the 2007 Plan.

Eligibility to Receive Awards

The Committee selects the employees, consultants and directors who will be granted Awards under the 2007 Plan. As of December 26, 2008, we have approximately 195 officers and employees, including all of our named executive officers who are still serving in that capacity as of December 26, 2008, and six non-employee directors who are eligible to receive Awards under the 2007 Plan. The actual number of individuals who will receive an Award under the 2007 Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the 2007 Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not us, to more favorable tax treatment). The Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Committee but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock and any of our subsidiaries. However, we may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with our acquisition of another company. The fair market value of our common stock is the last quoted sales price for the shares on the Nasdaq Global Market on the applicable date. As of January [•], 2009, the closing price of our common stock was $[•] per share. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. Any shares in excess of this limit will be treated as subject to a nonqualified stock option. If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

An option granted under the 2007 Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2007 Plan expire at the times established by the Committee, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of our stock and any of our subsidiaries). The Committee may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2007 Plan must be paid in full in cash or its equivalent at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other means which the Committee determines to be consistent with the purpose of the 2007 Plan. The participant must pay to us any taxes we are required to withhold at the time of exercise.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Committee has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in connection with an option may not be less than the exercise price of the related option. In addition, the Committee may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in connection with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Committee may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. Restricted stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Committee will determine the number of shares subject to a restricted stock award or restricted stock unit award granted to any employee, consultant or director, and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an Award of restricted stock or restricted stock units only if the participant continues employment and satisfies performance goals established by the Committee.

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2007 Plan. After the Committee determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Committee. The maximum amount payable pursuant to a cash award granted under the 2007 Plan for any fiscal year to any participant that is intended to satisfy the requirements for performance-based compensation may not exceed $650,000. Nothing in the 2007 Plan prevents us from granting cash awards outside of the 2007 Plan in any amount to any employee or other service provider.

Deferred Payments

The 2007 Plan authorizes the Committee to permit the deferred payment of Awards in accordance with and subject to such rules and procedures determined by the Committee in its sole discretion.

Change of Control

In the event of a “change of control” of the Company, the Committee may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the options or stock appreciation rights under the 2007 Plan will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of a “change of control” of the Company, the Committee may provide for any vesting conditions or Company repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change of control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control) and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control).

The Committee may provide for cash awards to be assumed or an equivalent cash award substituted by the successor corporation in the event of a “change of control.” In the event that the successor corporation refuses to assume or substitute for the cash award, the participant will become fully vested in the cash award. If the cash award is assumed or substituted for and within 12 months following the “change of control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the cash award.

Limited Transferability of Awards

Awards granted under the 2007 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (b) by bona fide gift to (1) a member of the participant’s immediate family; (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family; (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2007 Plan

Our Board of Directors generally may amend, suspend or terminate the 2007 Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2007 Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent; provided that such consent shall not be required if our Board of Directors determines, in its sole and absolute discretion, that the amendment, suspension or termination (a) is required or advisable in order for the Company, the 2007 Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change of control event, is in the best interests of the Company or its shareholders. In addition, our Board of Directors may not, without shareholder consent, reduce the exercise price of any outstanding option or cancel and re-grant options at a lower exercise price.

Unless terminated by the Board of Directors, the 2007 Plan does not have a term. However, no incentive stock option may be granted under the 2007 Plan after ten years from the latest date our shareholders approve the 2007 Plan, including any subsequent amendment or restatement of the 2007 Plan approved by our shareholders. Outstanding Awards generally will continue following the expiration or termination of the 2007 Plan. If our shareholders approve this amendment to the 2007 Plan, we will be able to grant incentive stock options under the terms of the plan for 10 years from the date of such approval.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the 2007 Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the U.S. Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option by an employee of the Company would be added to the tax basis of the shares and is subject to tax withholding. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised although the excess (if any) of the fair market value of the shares at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights

No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units will generally be taxed in the same manner as nonqualified stock options, meaning that the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares (typically measured as of the vesting date) over any amount the participant paid for the shares. Except with respect to restricted stock units, a participant who receives unvested shares of stock under a stock award may make an election at the time of grant to recognize income based upon the fair market value of the stock on the grant date.

The ordinary income on an award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by us. Unless limited by Section 162(m), we are entitled to deduct the same amount as and at the time the employee recognizes ordinary income.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by us. Unless limited by Section 162(m) of the Internal Revenue Code, we will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an Award under the 2007 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers listed in our Summary Compensation Table. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code, we may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2007 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered).

Accounting Treatment

We will recognize compensation expense in connection with Awards granted under the 2007 Plan as required under applicable accounting standards, including with respect to equity awards under Statement of Financial Accounting Standards No. 123(R). We currently amortize compensation expense associated with equity awards over an award’s requisite service period and establish fair value of equity awards in accordance with applicable accounting standards.

Participation in the 2007 Plan

Because future benefits under the 2007 Plan will depend on the Committee’s actions and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, and consultants if the amendment to the 2007 Plan is approved by the shareholders. The number of awards that non-employee directors may receive under the 2007 Plan is set forth in our Director Compensation Policy, which is described in the section entitled “Non-Employee Director Compensation” above.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options and rights under all of our existing compensation plans as of December 31, 2007, including the 2007 Plan, Novuspharma Plan and the 1994 Equity Incentive Plan. Noncompensatory warrants (such as we issue in financing transactions) are not included.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		(d) Total of Securities Reflected in Columns (a) and (c)
Plans Approved by Shareholders	218,180	(1)	$262.40	277,397	(2)	495,577
Plans Not Approved by Shareholders	5,018	(3)	$120.50	None		5,018

(1)	Consists of the 2007 Equity Incentive Plan and the 1994 Equity Incentive Plan.
(2)	Consists of 252,397 shares available for future issuance under the 2007 Equity Incentive Plan and 25,000 shares available for future issuance under the 2007 Employee Stock Purchase Plan.
(3)	Consists of the Novuspharma S.p.A. Stock Option Plan adopted in connection with the merger between CTI and Novuspharma which expired on December 31, 2006.

1994 Equity Incentive Plan

Our 1994 Equity Incentive Plan was adopted by the Board of Directors in January 1994, approved by shareholders in February 1994 and terminated in June 2003 in connection with the approval of our 2003 Equity

Incentive Plan, which was amended and restated as our 2007 Equity Incentive Plan in 2007. Upon termination, 29,328 shares reserved but not issued under our 1994 Equity Incentive Plan were transferred to our 2007 Equity Incentive Plan.

2007 Equity Incentive Plan

For information regarding the 2007 Equity Incentive Plan, please see the discussion presented under the heading “Summary” above.

2007 Employee Stock Purchase Plan

For information regarding the 2007 Employee Stock Purchase Plan, please see the discussion presented under the heading “Summary” in Proposal 4 below.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO OUR

2007 EMPLOYEE STOCK PURCHASE PLAN

Summary

We are asking our shareholders to approve an amendment to our 2007 Employee Stock Purchase Plan, or “employee plan,” to increase the maximum number of shares authorized for issuance under the employee plan by [•] shares to a total of [•] shares. As of January [•], 2009, this increase represents approximately [•]% of our outstanding common stock. If Proposal 2 to authorize a reverse split is also approved and later implemented, the number of shares authorized for issuance under the employee plan—including the shares added to the employee plan under this proposal, if approved—would be proportionately reduced.

The current employee plan was approved by the Company’s shareholders at the 2007 annual meeting. In late 2008, the Board of Directors determined that it was advisable to increase the maximum number of shares available for issuance under the employee plan in recognition of the significant dilution of our common stock in the past 12 months due to share issuances necessary to raise additional capital and complete certain strategic acquisitions which has in turn lowered the benefit to participants and the implementation of a one-for-ten reverse stock split in 2008. As of January [•], 2009, there are [•] shares remaining available for issuance under the employee plan. On [•], 2008, the Board of Directors adopted an amendment to the employee plan, subject to shareholder approval, to increase the maximum number of shares of common stock authorized for issuance under the employee plan by [•] shares.

The proposed amendment would facilitate our ability to continue to utilize the employee plan. We believe the employee plan is an important component of our employee compensation package. Approximately 65% of our employees, including all of our officers, are eligible to participate in the employee plan. Approximately 63% of our employees were eligible to participate in, and 8% of our employees elected to participate in, our previous employee plan during the purchase period ending June 30, 2008. We also believe that the employee plan assists us in attracting and retaining skilled personnel. The essential features of the employee plan are summarized below. The employee plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the employee plan to increase the number of shares authorized for issuance under the plan requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 4 in person or by proxy and entitled to vote at the shareholder meeting. In the event the shareholders fail to approve the amendment to the employee plan, the employee plan will continue in operation pursuant to its terms with no change to the number of shares authorized for issuance under the plan. In addition, whether or not the amendment to the employee plan is approved, the Board of Directors may, pursuant to the terms of the employee plan and subject to the rules of the Nasdaq Global Market, make any other changes to the employee plan that it feels would be in our and our shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO OUR 2007 EMPLOYEE STOCK PURCHASE PLAN.

Summary of the 2007 Employee Stock Purchase Plan

The following is a summary of the principal features of our 2007 Employee Stock Purchase Plan and its operation. Because it is not a complete description of all of the terms and conditions of the employee plan, the following summary is qualified in its entirety by reference to the full text of the employee plan, as set forth in Appendix B. Except for the proposed amendment described above in this Proposal 4, the Company’s shareholders are not being asked to approve any other amendments to the employee plan.

Background and Purpose

The employee plan provides our employees with the opportunity to purchase shares of our common stock through payroll deductions. The purposes of the employee plan are to encourage ownership of our common stock by our employees and to provide additional incentives to our employees to promote the success of our business. Under the employee plan, participants may purchase our common stock at a discount.

Administration

The employee plan shall be administered by a committee of the Board of Directors consisting of not less than two non-employee directors, which shall determine from time to time whether to grant options to purchase shares under the employee plan as of any date otherwise qualifying as an offering commencement date. The committee further determines which, if any, of our affiliates may be participating employers whose employees may participate in the employee plan as of each offering commencement date. The committee shall have authority in its discretion to interpret the employee plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of options to purchase shares granted under the employee plan, and to make all other determinations necessary or advisable for the administration of the employee plan. Any determination of the committee shall be final and binding upon all persons having or claiming any interest under the employee plan or under any options to purchase shares granted pursuant to the employee plan.

Shares Available for Issuance

The aggregate number of shares of our common stock that currently may be issued pursuant to the employee plan is 25,000. As of January [•], 2009, [•] shares of common stock had been sold under the employee plan, leaving [•] shares available for purchase. If an option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the option shall become available for other options granted under the employee plan.

Eligibility and Participation

Employees who are employed on the first day of any offering period and remain an employee through the end of the offering period and who customarily work more than twenty hours per week and more than five months per calendar year may participate in the employee plan. Participation in the employee plan is voluntary. No participant may purchase shares if immediately after such purchase, the participant would own stock and/or outstanding options to purchase stock comprising 5% or more of the total combined voting power of our stock or of any of our affiliates. In addition, no participant is permitted to purchase stock under the employee plan with a value in excess of $25,000 (determined with respect to the fair market value of the stock at the time such option to purchase shares is granted) in any calendar year.

Plan Characterization

The employee plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

Offering Dates

Shares of stock are offered for purchase on the first business day of each new six month offering period. The committee administering the employee plan shall designate the offering period commencement dates. The committee also has the authority to change the duration of the offering periods without shareholder approval if the change is announced prior to the relevant offering period.

Purchase Price

The purchase price per share of common stock covered by an option granted under the employee plan is 85% of the lower of (a) the fair market value per share of our common stock on the commencement date of the applicable offering period and (b) the fair market value per share of our common stock on the last business day of the applicable offering period. The fair market value of our common stock is the last quoted sales price of our common stock on the Nasdaq Global Market on the determination date. As of January [•], 2009 the last quoted sales price of our common stock on the Nasdaq Global Market was $[•] per share.

Payroll Deductions

Employees may authorize payroll deductions in 1% multiples of base salary for each payroll period, up to a maximum of 10% of their base salary. An employee may not change the percentage of base salary withheld during an offering period. An employee may discontinue his or her participation in the employee plan at any time.

Purchase of Stock

By executing an enrollment form, an employee is entitled to purchase shares of our common stock on the last day of the offering period. The maximum number of shares that may be purchased during an offering period is determined by dividing the amount collected from the participant through payroll deductions during the offering period by the per share purchase price in effect for that offering termination date, subject to a maximum of 800 shares. Unless the employee’s participation is discontinued prior to such purchase date, his or her purchase of the shares will occur automatically on the last day of the offering period at the applicable price.

Withdrawal

Generally, a participant may withdraw from an offering period at any time prior to one business day prior to the offering termination date by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new enrollment agreement to us. Upon a participant’s withdrawal from an offering period, all of the participant’s accumulated payroll deductions held by us will be paid to the participant without interest.

Termination of Employment

Termination of a participant’s employment for any reason, including death, retirement, voluntary severance or involuntary severance, cancels his or her option to purchase shares and participation in the employee plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of an employee’s death, to the person or persons entitled thereto as provided in the employee plan, without interest.

Leave of Absence

A participant will be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose which does not exceed the longer of 90 days or the period during which the participant’s reemployment rights are guaranteed by statute or contract. If the participant does not return to active employment prior to the termination of such period, his or her employment will be deemed to have ended on the 91st day of such leave of absence.

Restrictions on Transfer

Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will, or under the laws of descent and distribution. An option may not be exercised by anyone other than the participant.

Changes in Capitalization

The number of shares reserved under the employee plan, the limit on the number of shares which may be purchased during the accumulation period and the number of shares and the price per share in effect under each outstanding option under the employee plan shall be appropriately adjusted for the payment of a stock dividend or any increase or decrease in the number of outstanding shares of our common stock resulting from a split-up or contraction of shares, in order to prevent the dilution or enlargement of benefits thereunder.

Change of Control

In the event of a change of control (as defined in the employee plan), the committee administering the employee plan shall, in its sole discretion, either (a) provide that shares granted under the employee plan shall be purchasable to the extent of each participant’s accumulated payroll deductions for the offering period in effect as of a date prior to the change in control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation shall assume our rights and obligations under the employee plan.

Dissolution or Liquidation

In the event of our dissolution or liquidation, except pursuant to a transaction to which Section 424(a) of the Internal Revenue Code applies, each option to purchase shares of our common stock will terminate; however, the participant has the right to purchase shares prior to such dissolution or liquidation.

Term; Amendment and Termination of the Employee Plan

No option shall be granted under the employee plan on or after the twentieth anniversary of shareholder approval of the employee plan, but options granted prior to such date may extend beyond such date.

The Board of Directors may terminate or amend the employee plan at any time and from time to time (subject to shareholder consent as may be required by applicable law). No termination of or amendment to the employee plan may materially adversely affect the rights of a participant with respect to an outstanding option held by the participant as of the date of such termination or amendment without the participant’s consent. However, our Board of Directors may make such amendments to the employee plan as our Board of Directors determines to be advisable and which do not cause unfavorable accounting treatment, including changes with respect to current offering periods, if the continuation of the employee plan or any offering period would result in financial accounting treatment for the employee plan that is different from the financial accounting treatment in effect on the date the employee plan is adopted by our Board of Directors.

Federal Income Tax Consequences

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the employee plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The employee plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period applicable to such shares. If the shares are sold or otherwise disposed of (including by gift) more than two years after the first day of the particular offering period in which such shares were acquired and more than one year after the actual purchase date of the shares, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of the aforementioned holding periods, the participant will recognize ordinary income generally measured as the excess of (a) the fair market value of the shares on the date the shares are purchased over (b) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Accounting Treatment

Based on Statement of Financial Accounting Standards No. 123(R), we will recognize compensation expense in connection with the employee plan. So long as we continue issuing shares under the employee plan with a purchase price at a discount to the fair market value of our common stock, we will recognize compensation expense which will be determined by the level of participation in the employee plan. However, in certain cases where the purchase price is greater than 95% of the fair market value of the stock subject to the employee plan, there would be no compensation expense under Statement of Financial Accounting Standards No. 123(R).

Participation in the Employee Plan

Participation in the employee plan is voluntary and therefore the number of shares an individual employee will purchase cannot be determined in advance. In addition, because benefits under the employee plan will depend on the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the employee plan is approved by the shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee is comprised of independent members of the Board of Directors. The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to assure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs.

Compensation Objectives

We believe that compensation of our executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. We attempt to align the interests of the Company’s shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. However, we believe that, given the challenges the Company has faced in the recent past and continues to face, a standard compensation methodology is not appropriate for the Company. For example, the Compensation Committee has utilized, and will continue to utilize, performance-based incentives which are tied to key corporate goals critical to the Company’s long-term success and viability.

The elements of compensation for executive officers includes base salaries, annual cash incentives, long-term equity incentives, and perquisites as well as additional features which are available to most other employees, including a 401(k) plan, employee stock purchase plan, health and welfare insurance, and life insurance, some of which allocate payments generally based on an individual’s level of annual cash compensation. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

As described in Item 1a of our Annual Report on Form 10-K filed with the SEC on March 26, 2008, we have experienced and continue to experience certain financial difficulties. For example, we expect that our existing cash and cash equivalents will not be sufficient to fund our operations at current levels for the next 12 months and we have a substantial amount of debt. In light of our business situation, our compensation philosophy and objectives for fiscal 2008 continue to reflect the current environment in which we are operating and will be focused more heavily on retention of our senior management team through this challenging time while creating the foundation for value creation in the future. Our fiscal year 2008 philosophy and objectives will continue our trend of generally providing reduced or flat levels of cash compensation while increasing the equity compensation component of the compensation packages for our named executive officers.

Compensation Consultant

The Compensation Committee has the authority under its charter to hire experts in the field of executive compensation to assist it with its evaluation of CEO or executive officer compensation and other advisors to assist with other matters related to executive officer and director compensation. In late 2006, the Board of Directors engaged Milliman, Inc., an independent executive compensation consultant, to review the Company’s executive and director compensation policies and plans.

Milliman recommended a group of comparable companies based on line of business, company size measured by market value and number of employees, among other criteria, that the Compensation Committee used as a reference when evaluating the Company’s executive and director compensation policies and programs and for making specific recommendations regarding the Company’s executive and director compensation policies, including, in the case of the Company’s executive officers, salaries, equity ownership levels and requirements and other compensation issues and, in the case of the Company’s directors, annual retainers, equity awards and other compensation issues. This peer group is comprised of the following companies: Allos Therapeutics, Inc., Cell Gensys, Inc., Coley Pharmaceutical Group, Dendreon Corp., Exelixis, Inc. Favrille, Inc., Genitope Corporation, InterMune, Inc., Isis Pharmaceuticals, Kosan Biosciences Incorporated, Neurocrine Biosciences, Inc., Pharmacyclics, Inc., Rigel Pharmaceutical, Inc., Seattle Genetics, Inc., Sunesis Pharmaceuticals, Inc. and Telik Inc. In April 2007 and again in December 2007, Milliman prepared an executive compensation report for the Compensation Committee using an evaluation of compensation practices of this peer group, along with published executive compensation studies for the industry, which the Compensation Committee used to evaluate the compensation targets for the Company’s executive officers. While the same peer group was used for both reports prepared in 2007, the list of peer companies will be revised in 2008 to add companies with a marketed product due to the acquisition by the Company of Zevalin in December 2007.

The Compensation Committee also relied in part on the review and the advice provided to the Board of Directors by Milliman, Inc. in revising the non-employee director compensation in April 2007 to adjust the cash and equity components of non-employee director compensation as discussed above.

Principal Elements of Compensation

Base Salaries. Base salary, including merit-based salary increases, for the CEO and the other executive officers, is established based on the underlying scope of their respective responsibilities, taking into account available compensation information for comparable companies in similar positions. Salary adjustments are based on competitive market salaries and general levels of market increases in salaries, individual performance, achievement of the Company’s corporate and strategic goals and changes in job duties and responsibilities.

Based on a review of the executive compensation report prepared by Milliman, base salaries for our executive officers are generally competitive with the market when compared to our peer group despite the fact that we have not raised the base salaries of most of executive officers in recent years. Pursuant to his employment agreement, dated as of January 1, 2005, which is filed as an exhibit to our Annual Report on Form 10-K, Dr. James Bianco’s base salary was initially set at $650,000 per year and has remained unchanged for 2006 and 2007. In addition, the base salary for Mr. Louis Bianco and Dr. Jack Singer have remained unchanged since 2005. While Dr. Stromatt’s base salary increased roughly 1% from 2005 to 2006 and 20% for fiscal year 2007, those increases were made to bring his base salary up to the 50th percentile for companies in our peer group. Base salaries of the remainder of our executives are above the median for base salaries provided to like executives amongst companies in our peer group.

Given continued competitiveness of base salaries combined with the Company’s current business situation, and consistent with our philosophy of providing reduced or flat levels of cash compensation while increasing equity awards during this challenging time, the Compensation Committee again determined that base salaries should not be raised in 2008. Therefore base salaries for our executive officers will remain the same for 2008.

Annual Cash Incentive Compensation. Annual cash incentives for the executive officers and other key employees are designed to reward performance for achieving key corporate goals, which we believe in turn should increase shareholder value. The performance metrics against which the executives are measured are corporate goals which are clearly communicated, measurable and consistently applied. Pursuant to his employment agreement, Dr. James Bianco’s target bonus opportunity under the Company’s annual incentive compensation program was fixed at an amount no less than 50% of his base salary. In general, the annual incentive awards for executive officers are determined on the basis of management’s achievement of specific performance goals established at the beginning of the fiscal year and an evaluation by the Compensation Committee of the contributions made by individual executives to the Company during the course of the year for which the cash incentive compensation is being awarded. In connection with determining cash bonus payments to executives in 2007, the Compensation Committee also elected to take into consideration additional achievements of the Company and the executives, including the acquisitions of Systems Medicine, Inc. in July 2007 and the acquisition of the U.S. rights to Zevalin in December 2007, which had not been contemplated at the time the original performance goals were established. For a discussion of annual cash incentive compensation paid to our named executive officers in fiscal year 2007 see “2007 Cash Incentive Bonuses” below.

Long-Term Equity Incentive Compensation. Generally, a significant equity award in the form of a stock option grant, a restricted stock grant, or a combination thereof, is made in the year that an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Compensation Committee or the Board of Directors. Upon hiring an executive officer, an option grant generally will be made at the first regularly scheduled meeting of the Compensation Committee or the Board of Directors after the officer commences employment. The size of each new hire or promotion stock option grant made to officers is generally set at a level that the Compensation Committee or the Board of Directors deems appropriate to create a meaningful opportunity for stock ownership based upon the grant guidelines and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which the Company operates.

The exercise price of stock options is always equal to the fair market value (the closing price on the Nasdaq Global Market) of the Company’s common stock on the date of grant. Options granted pursuant to our equity incentive plans will provide a return to the employee only if he or she remains in the Company’s service, and then only if the market price of the Company’s common stock appreciates over the option term. Generally, stock options granted pursuant to our equity incentive plans vest over a two or three-year period. Annual equity awards are generally granted and dated as of the date of the Compensation Committee or Board of Directors meeting at which the awards were made with the exception of equity awards approved in December 2006 and granted in September 2007 as discussed below.

The Compensation Committee grants restricted stock, in addition to stock options, to our executives as long-term incentive compensation. Restricted stock grants are included as part of the annual compensation package and are generally either service-based or performance-based awards. Service-based awards generally vest over a one or two-year period, subject to the executive’s continued employment with the Company. Performance-based awards are designed to provide benefits to our executive officers only upon the successful accomplishment of critical corporate goals and vest on the achievement of these goals if they are obtained within a set period of time, usually three years from the date of grant. In addition, these awards are also subject to the executive’s continued employment with the Company. For a discussion of equity awards granted to our named executive officers in fiscal year 2007 see “Equity Awards Approved in 2006” and “December 2007 Equity Awards” below.

2007 Cash Incentive Bonuses. The Company established corporate performance targets for its named executive officers in fiscal year 2007. In July 2007, the Compensation Committee determined that the mid-year payouts of bonus amounts would be made to the executive officers based on the Compensation Committee’s evaluation of the performance goals, an evaluation of each executive’s individual contributions to the Company during the first half of 2007 and additional significant developments in the Company’s overall business that had not been contemplated at the time the performance goals were set, namely the proposed acquisition of Systems Medicine and the U.S. rights to Zevalin, which were both in process at that time. The Compensation Committee determined that if any executive was paid more than he was eligible to receive based on an evaluation of the performance goals, an evaluation of individual contributions to the Company and other developments at the end of the year, such amounts would be deducted from bonuses to be earned in 2008. In December 2007, the Compensation Committee again discussed the payment of bonuses and determined that, while not all of the performance goals established at the beginning of the fiscal year had been met, based on their consideration of significant additional achievements of the Company and the executives, including the completion of the acquisition of Systems Medicine, Inc. in July 2007 and the completion of the acquisition of the U.S. rights to Zevalin in December 2007, and the evaluation of individual contributions of the executive officers to the Company throughout 2007, each of the named executive officers had achieved between 80% and 100% of the performance targets and would be entitled to 80% to 100% of the target level of annual cash incentive compensation based on such achievements. Based on the combined bonus payments from July 2007 and December 2007, Dr. James Bianco was awarded 100% of his annual bonus of $487,500 based on corporate and individual achievements in fiscal year 2007, Mr. Louis Bianco, Mr. Dan Eramian and Dr. Jack Singer were awarded 100% of their target bonuses of $148,500, $141,750, and $153,000 and Dr. Scott Stromatt was awarded 80% of his target cash bonus, or $84,000 based on corporate and individual achievements in fiscal year 2007. The table below sets forth annual bonuses paid to our named executive officers for each of the past three years.

Name	Year	Annual Cash Bonus ($)
James Bianco, M.D.	2007	487,500	(1)
	2006	260,000	(2)
	2005	240,000

Louis Bianco	2007	148,500	(1)
	2006	79,200
	2005	99,000

Dan Eramian	2007	141,750	(1)
	2006	62,176
	2005	N/A

Jack Singer, M.D.	2007	153,000	(1)
	2006	81,600
	2005	102,000

Scott Stromatt, M.D.	2007	84,000	(1)
	2006	69,960
	2005	87,450

(1)	Includes cash bonuses paid in both July 2007 and January 2008.
(2)	Does not include the special cash bonus paid in July 2006, which such bonus was based on the achievement of a significant corporate goal.

Equity Awards and Equity Ownership Goals. As discussed above, in light of the business environment and existing challenges facing it, the Company has generally been reducing or keeping unchanged annual cash compensation while increasing equity compensation. In implementing this part of the compensation policy, the Compensation Committee was cognizant of the key compensation goals for the Company, including (i) recognizing that the next one to three years will be extremely critical to the Company’s future and shareholder value, (ii) taking into consideration present and projected trials, (iii) considering pipeline products and their status, (iv) the need for a retention plan for critical executives and for the CEO, (v) staying as close to the 75th percentile in total compensation as possible while still meeting the other compensation goals, and (vi) supplying a mechanism for motivating the CEO and the executive team during the upcoming critical time period.

In December 2006 and again in December 2007, the Compensation Committee discussed appropriate ownership goals for each of the executive officers. Based on consultations with Milliman, the Compensation Committee set ownership goals for each executive officer which are intended to be a guideline for the percentage ownership the Committee believes would be appropriate to align the interests of management with the interests of shareholders. However, the Compensation Committee has not made it a policy to require the executive officers to reach such ownership goals and, moreover, has recognized that in light of the substantial dilution to the Company’s stock in 2007 due to necessary share issuances used to fund the Company and pursue desirable acquisition opportunities, the ownership percentages of management was significantly lower at the end of the year.

Equity Awards Approved in 2006. In December 2006, after consulting with Milliman, the Compensation Committee approved the following restricted stock grants to the named executive officers; these grants were not made until September 2007 because they were approved contingent upon receiving shareholder approval of an amendment to the Company’s 2003 Equity Incentive Plan authorizing an increase in shares available for issuance under that plan, which approval was obtained at the Company’s Annual Meeting of the Shareholders on September 25, 2007. Each of these grants will vest in full on December 22, 2008 subject to the relevant named executive officer remaining employed with the Company through December 22, 2008:

Name	Number of shares of Restricted Stock
Dr. James Bianco	8,064
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016
Dr. Scott Stromatt*	2,016

*	Pursuant to the Severance and Release Agreement entered into by the Company and Dr. Stromatt, these shares were not forfeited upon his termination on April 4, 2008 and will vest upon Dr. Stromatt’s assistance to the Company with its response letter to the EMEA for paclitaxel poliglumex pursuant to the terms of the Severance and Release Agreement.

In addition, in December 2006, the Compensation Committee approved additional grants of restricted stock to the named executive officers tied to the Company’s achievement of significant corporate goals, which were also contingent upon receiving shareholder approval of an increase in shares available for issuance under the 2003 Equity Incentive Plan and therefore were not granted until September 2007. In particular, the Company identified the following three key corporate goals over the next three years: (a) approval from the FDA or EMEA for the sale of either paclitaxel poliglumex or pixantrone or any other drug owned or exclusively licensed by the

Company on the date the grant was approved, (b) approval from the FDA or EMEA of a second such drug and (c) the closing share price for the Company’s common stock exceeding $350.00 (as equitably adjusted for any stock split, stock dividend or similar adjustment in the Company’s capitalization). In the event that one of the above-mentioned corporate goals is achieved prior to December 31, 2009, the following additional shares of restricted stock approved for grant to the named executive officers in December 2006 would vest as of the date of the achievement of such corporate goal:

Name	Number of shares of Restricted Stock
Dr. James Bianco	8,064
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016
Dr. Scott Stromatt*	2,016

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

In the event that two of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock approved for grant to the named executive officers in December 2006 would vest as of the date of the second to occur of the two corporate goals:

Name	Number of shares of Restricted Stock
Dr. James Bianco	4,032
Mr. Louis Bianco	1,209
Dr. Jack Singer	1,209
Mr. Dan Eramian	1,008
Dr. Scott Stromatt*	1,008

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

In the event that all three of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted to the named executive officers in December 2006 would vest as of the date of the last to occur of the three corporate goals:

Name	Number of shares of Restricted Stock
Dr. James Bianco	8,064
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016
Dr. Scott Stromatt*	2,016

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

The restricted shares referred to in the three immediately preceding paragraphs are also subject to a vesting ceiling and shall cease vesting, notwithstanding the achievement of any of the three corporate goals, if such additional vesting would cause the relevant named executive officer’s aggregate ownership percentage of the Company’s outstanding stock to exceed the ownership goals established by the Compensation Committee in December 2006 for each such named executive officer as discussed above. Therefore, the restricted shares will cease to vest as to that particular named executive officer if the following ownership levels are reached (reflected as a percentage of the Company’s outstanding stock): Dr. James Bianco—2.5%, Mr. Louis Bianco—1.5%, Dr. Jack Singer—1.5% and Mr. Dan Eramian—1.0%.

December 2007 Equity Awards. In December 2007, after consulting with Milliman, the Compensation Committee determined that, due to the significant decline in share price and significant dilution that had occurred because of the issuance of additional shares necessary to fund the Company and make desired acquisitions, there had been a significant decrease in the value of the equity compensation then held by such executives and therefore existing equity awards were not providing the retention benefit intended by such grants. Therefore, the Compensation Committee determined that it would be appropriate to make additional stock award and option award grants that would create a meaningful opportunity for stock ownership among the executive officers of the Company.

The following restricted stock awards were granted to the named executive officers in December 2007 and are subject to vesting as follows: (a) one-third of the shares granted will vest on the one-year anniversary of the date of grant, or December 27, 2008, (b) one-third of the shares granted will vest on the Company obtaining approval FDA approval of paclitaxel poliglumex prior to December 31, 2010, and (c) one-third of the shares granted will vest on the Company reaching a specified net sales threshold for Zevalin prior to December 31, 2010; in all cases, such vesting is also subject to the relevant named executive officer remaining employed with the Company.

Name	Number of shares of Restricted Stock Granted
Dr. James Bianco	36,000
Mr. Louis Bianco	12,000
Dr. Jack Singer	12,000
Mr. Dan Eramian	12,000
Dr. Scott Stromatt*	12,000

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, 8,000 of these shares have been forfeited, however, the remaining 4,000 shares will vest upon Dr. Stromatt’s assistance to the Company with its response letter to the EMEA for paclitaxel poliglumex pursuant to the terms of the Severance and Release Agreement.

The following incentive stock options were granted to the named executive officers in December 2007 and vest over two years, with 25% vesting on the date that is six months from the date of grant, 25% vesting on the one-year anniversary of the date of grant, 25% vesting on the date that is 18 months from the date of grant, and the entire award vesting in full on the second anniversary of the date of grant, subject to the relevant named executive officer remaining employed with the Company. Each option has an exercise price of $18.90 per share, which was the closing price of the Company’s common stock as traded on the Nasdaq Global Market on the date of grant.

Name	Number of shares of Restricted Stock Granted
Dr. James Bianco	10,000
Mr. Louis Bianco	3,600
Dr. Jack Singer	3,600
Mr. Dan Eramian	3,600
Dr. Scott Stromatt*	3,600

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, this option has terminated.

Perquisites and Other Benefits. The named executive officers received certain perquisites and other benefits provided by or paid for by the Company. For example, in fiscal year 2007, the Company provided tax gross-up payments to Dr. James A. Bianco for reimbursement of taxes arising from family member’s use of chartered aircraft when accompanying Dr. Bianco on business trips, as calculated based on the standard industry fare level (SIFL) valuation method for income tax purposes, tax preparation fees, health club dues and insurance premiums.

The Company also provided tax gross-up payments to other executive officers for tax preparation fees and insurance premiums. In addition, the Company paid for tax preparation assistance as well as health and life insurance premiums for all of its executive officers. The named executive officers are also entitled to participate in the Company’s benefit programs which are available to all Company employees, including company-sponsored health, welfare, 401(k), and employee stock purchase plans.

Corporate Travel Policy. To best utilize the time of executive officers and members of management as well as due to potential security concerns, the Compensation Committee has approved the occasional use of chartered aircraft by our executives, members of management and, when space is available, their family members in connection with business travel. In addition, to comply with applicable laws and prevent any abuse of travel expenditures related to business travel, we have instituted a Corporate Travel Policy. The policy sets forth the detailed procedures related to business travel by Company employees. The Compensation Committee has approved the use of chartered aircraft by employees at the sole discretion of the Company’s Chief Executive Officer in consultation with the Chairman of the Board of Directors, so long as a bona fide business justification for the use of chartered aircraft is provided. In 2007, certain of our named executive officers and employees, in compliance with the policy set forth by the Compensation Committee, occasionally used a chartered aircraft for business related activities. When space is available on a chartered aircraft being used for business purposes, directors and executive officers are occasionally accompanied by spouses or other family members on such trips. In those cases, the Board of Directors and the Compensation Committee have determined that the aggregate incremental cost to the Company of including such family members is a de minimis amount.

Post-Termination Protection and Payments

In April 2005, the Compensation Committee approved a form of strategic management team severance agreement (“Severance Agreements”) which our executive officers other than Dr. James Bianco have entered into. The Severance Agreements replaced existing severance agreements certain of the Company’s executive officers had previously entered into with the Company. The Severance Agreements provide that in the event an executive officer is discharged from employment by the Company without cause or resigns for good reason (including upon a change of control) (each as defined in the Severance Agreements), he will be entitled to receive (i) acceleration of all then-existing unvested stock-based compensation (options shall remain exercisable for a period of twenty-one months following the severance date), (ii) severance pay based on the executive officer’s base salary in effect immediately prior to the severance date for a period of eighteen months, (iii) bonus pay equal to the greater of the average of the three prior years’ bonuses or 30% of base salary, (iv) continuation of or reimbursement for certain health benefits for a period of up to eighteen months, and (v) all accrued but unused vacation and certain other benefits for a severance period of eighteen months. The Severance Agreements further provide that if the executive officer is discharged from employment by the Company for cause, as a result of death or disability, or resigns without good reason, the executive officer is entitled only to (i) his base salary through and including the severance date and (ii) pay for all accrued but unused vacation as of the severance date. Under the Severance Agreements, if any severance payments are subject to the excise tax on parachute payments, the Company will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment. The severance payments are conditioned upon the executive not breaching his or her inventions and proprietary information agreement with the Company.

Dr. James Bianco entered into an employment agreement with us effective January 1, 2005, superseding the agreement he had with us effective December 31, 2002. Pursuant to the employment agreement, if Dr. Bianco is terminated without “cause” or if he resigns for “good reason” (each, as defined in his employment agreement), he will receive (i) at his choice either (x) a lump sum payment representing two years of his salary based on a 6% discount factor, or (y) continuing payments of severance pay at a rate equal to his monthly base salary rate, as then in effect, plus his most recent annual cash bonus continuation, for a period of eighteen (18) months from the date of such termination, (ii) full vesting of outstanding unvested stock options which shall become exercisable for a period of two (2) years following the date on which they vest, subject to the terms of the applicable award agreements, and full vesting of outstanding unvested or restricted stock, (iii) continuation of health benefits for the severance period not to exceed two (2) years following termination, and (iv) all accrued but unused vacation. In the event a change of control occurs and Dr. Bianco is terminated without cause or resigns for good reason, Dr. Bianco will receive the following severance benefits: (i) a lump sum payment equal to two years of his base salary plus his most recent annual cash bonus, (ii) full vesting of outstanding unvested stock options which shall become exercisable for a period of two (2) years following the date on which they vest, and full vesting of outstanding unvested or restricted stock (iii) continuation of health benefits for two (2) years, and (iv) all accrued but unused vacation. The employment agreement restricts Dr. Bianco from competing with us for the term of the severance payment period following the termination of his employment with us. In addition, the severance payments are conditioned upon Dr. Bianco not competing with us and not soliciting our employees. The agreement further provides that, if any payments are subject to the excise tax on parachute payments, we will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment.

The Compensation Committee believes the Severance Agreements and Dr. James Bianco’s employment agreement are important to protect the Company’s officers from any involuntary termination associated with a change of control and that the acceleration of vesting provided in such agreements is reasonable when compared with similar arrangements adopted by other companies in the pharmaceutical industry. With these agreements, the Compensation Committee sought uniformity of results among the executive officers based on their positions at the Company.

Under the Company’s 2007 Equity Incentive Plan, in the event of a change in control all awards granted pursuant to this plan generally become fully exercisable. Further, all restrictions and conditions on any award then outstanding shall lapse as of the date of the change in control. Under the Company’s 2007 Employee Stock Purchase Plan in the event of a change in control, the Board or a committee created by the Board, in its sole discretion, shall either (a) provide that options granted under such plan shall be fully exercisable to the extent of each optionee’s accumulated withholdings for the respective “offering period” (as defined in the relevant Employee Stock Purchase Plan) as of a date prior to the change in control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under such plan. Under the Company’s 1994 Equity Incentive Plan, in the event of a change in control (a) all options granted (including options granted to officers or directors less than six months prior to any such change in control) generally become fully exercisable; and (b) all restrictions and conditions of all bonus shares then outstanding shall lapse as of the date of the change in control. The Company’s directors and executive officers participate in the Company’s 2007 Equity Incentive Plan and have outstanding awards which have been issued pursuant to the 2007 Equity Incentive Plan and 1994 Equity Incentive Plan. The Company’s executive officers have participated in the Company’s 1996 Employee Stock Purchase Plan.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. To qualify for an exemption from the $1,000,000 limitation, the shareholders were asked to approve a limit under stock incentive plans on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because our stock incentive plans and option grants under our stock incentive plans comply with the applicable requirements for this exemption, any compensation deemed paid to a named executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1,000,000 deduction limitation. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in the Company’s best interests.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s shareholders. The Compensation Committee believes that the compensation of the Company’s executives’ is both appropriate and responsive to the goal of improving shareholder value.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended that this Compensation Discussion and Analysis be included in the proxy statement.

Respectfully submitted by the Compensation Committee:

Frederick W. Telling, Ph.D., Chair

Richard L. Love

Phillip M. Nudelman, Ph.D.

Compensation of Executive Officers

The following table sets forth information concerning compensation earned for services rendered to the Company by the President and Chief Executive Officer (the “CEO”), the Executive Vice President, Finance and Administration, and the Company’s next three most highly compensated executive officers for fiscal year 2007. Collectively, these are the “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
James A. Bianco, M.D.	2007	650,000	487,500	67,092	156,310	—	154,881	1,515,783
President and Chief Executive Officer	2006	650,000	510,000	435,351	345,995	—	183,025	2,124,371

Louis A. Bianco	2007	330,000	148,500	33,987	53,930	—	16,622	583,039
Executive Vice President, Finance and Administration	2006	330,000	79,200	108,913	278,501	—	17,506	814,120

Dan Eramian	2007	315,000	141,750	52,733	52,313	—	3,091	564,887
Executive Vice President, Corporate Communications	2006	259,067	62,176	56,677	43,965	—	126,720	548,605

Jack W. Singer, M.D.	2007	340,000	153,000	33,987	53,930	—	55,369	636,286
Executive Vice President, Chief Medical Officer	2006	340,000	81,600	108,913	288,591	—	42,309	861,413

Scott Stromatt, M.D.	2007	350,000	84,000	34,914	58,763	—	5,125	532,802
Executive Vice President, Clinical Development and Regulatory Affairs(4)	2006	291,500	69,960	129,084	202,187	—	5,205	697,936

(1)	Amounts reflected in this column represent cash incentive payments paid to our named executive officers based on fiscal year 2007 individual and corporate performance as approved by our Compensation Committee and as more fully discussed in “Compensation Discussion and Analysis—Principal Elements of Compensation” below.
(2)	The amounts in these columns reflect amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” (FAS 123R) which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted in exchange for services over the requisite service period, which is typically the vesting period. However, these amounts do not include any reduction for risk of forfeiture. The stock and option awards included in this expense amount were granted from 2003 through 2007. There can be no assurance that the FAS 123R amounts will ever be realized. For more information, see Note 13 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 26, 2008.
(3)	See “All Other Compensation Table” below for a discussion of the components of the amounts set forth in this column.
(4)	Dr. Stromatt resigned from CTI effective April 4, 2008.

All Other Compensation Table

The following table shows the components of all other compensation.

Name		Use of Chartered Aircraft(1) ($)	Tax Gross- ups ($)		Insurance Premiums ($)	401(k) Match ($)	Executive Relocation Benefits ($)		Other Personal Benefits ($)		Total ($)
James A. Bianco, M.D.	2007	—	79,804	(2)	62,008	—	—		13,069	(7)	154,881
	2006	—	146,320	(2)	20,020	—	—		16,685	(7)	183,025

Louis A. Bianco	2007	—	4,842	(3)	8,405	3,375	—		—		16,622
	2006	—	3,429	(3)	7,326	3,300	—		3,451		17,506

Dan Eramian	2007	—	769	(4)	2,322	—	—		—		3,091
	2006	—	6,547	(4)	1,742	—	116,287	(6)	2,144		126,720

Jack W. Singer, M.D.	2007	—	17,492	(3)	34,502	3,375	—		—		55,369
	2006	—	9,375	(3)	26,934	3,300	—		2,700		42,309

Scott C. Stromatt, M.D.	2007	—	508	(5)	1,242	3,375	—		—		5,125
	2006	—	290	(5)	810	3,300	—		805		5,205

(1)	Certain directors and executive officers were accompanied by spouses or other family members on trips using chartered aircraft where the use of the chartered aircraft was primarily for business purposes. In those cases, the Compensation Committee has determined that the aggregate incremental cost to the Company is a de minimis amount, and as a result, no amount is reflected in the table.
(2)	The 2007 amount represents tax reimbursements for taxable compensation related to family member’s use of chartered aircraft, tax preparation fees, health club dues and insurance premiums. For 2006, the amount represents tax reimbursements for bonuses paid, tax preparation fees, health club dues and insurance premiums.
(3)	Represents tax reimbursements for tax preparation fees and insurance premiums.
(4)	The 2007 amount represents tax reimbursements for taxable compensation related to family member’s use of chartered aircraft and tax preparation fees. The 2006 amount represents tax reimbursements for tax preparation fees, executive relocation benefits and gifts.
(5)	Represents tax reimbursements for tax preparation fees.
(6)	Represents executive relocation benefits Mr. Eramian received pursuant to the Company’s executive relocation plan after joining the Company in March of 2006.

(7)	The 2007 amount includes payments for health club dues, tax preparation services and other miscellaneous compensation related to gifts. In 2006, amount includes payment of personal travel expenses, health club dues and tax preparation services.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our named executive officers during the fiscal 2007:

Name	Grant Date	Approval Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold (#)		Target (#)		Maximum (#)
James A. Bianco, M.D.	1/18/2007	1/18/2007	—		—		—		—		6,000	68.00	264,066
	9/25/2007	12/22/2006	—		—		—		8,064		—	—	302,419
	9/25/2007	12/22/2006	8,064	(2)	20,161	(2)	20,161	(2)	—		—	—	605,322	(3)
	12/27/2007	12/27/2007	12,000	(4)	24,000	(4)	24,000	(4)	—		—	—	453,600
	12/27/2007	12/27/2007	—		—		—		12,000		—	—	226,800
	12/27/2007	12/27/2007	—		—		—		—		10,000	18.90	109,700

Louis A. Bianco	1/18/2007	1/18/2007	—		—		—		—		1,750	68.00	66,568
	9/25/2007	12/22/2006	—		—		—		2,419		—	—	90,724
	9/25/2007	12/22/2006	2,419	(2)	6,048	(2)	6,048	(2)	—		—	—	181,593	(3)
	12/27/2007	12/27/2007	4,000	(5)	8,000	(5)	8,000	(5)	—		—	—	151,200
	12/27/2007	12/27/2007	—		—		—		4,000		—	—	75,600
	12/27/2007	12/27/2007	—		—		—		—		3,600	18.90	29,088

Dan Eramian	1/18/2007	1/18/2007	—		—		—		—		1,500	68.00	57,059
	9/25/2007	12/22/2006	—		—		—		2,016		—	—	75,604
	9/25/2007	12/22/2006	2,016	(2)	5,040	(2)	5,040	(2)	—		—	—	151,329	(3)
	12/27/2007	12/27/2007	4,000	(5)	8,000	(5)	8,000	(5)	—		—	—	151,200
	12/27/2007	12/27/2007	—		—		—		4,000		—	—	75,600
	12/27/2007	12/27/2007	—		—		—		—		3,600	18.90	29,088

Jack W. Singer, M.D.	1/18/2007	1/18/2007	—		—		—		—		1,750	68.00	66,568
	9/25/2007	12/22/2006	—		—		—		2,419		—	—	90,723
	9/25/2007	12/22/2006	2,419	(2)	6,048	(1)	6,048	(2)	—		—	—	181,593	(3)
	12/27/2007	12/27/2007	4,000	(5)	8,000	(5)	8,000	(5)	—		—	—	151,200
	12/27/2007	12/27/2007	—		—		—		4,000		—	—	75,600
	12/27/2007	12/27/2007	—		—		—		—		3,600	18.90	29,088

Scott C. Stromatt, M.D.(6)	1/18/2007	1/18/2007	—		—		—		—		1,500	68.00	57,059
	9/25/2007	12/22/2006	—		—		—		2,016	(7)	—	—	75,604
	9/25/2007	12/22/2006	2,016	(2)	5,040	(2)	5,040	(2)	—		—	—	151,329	(3)
	12/27/2007	12/27/2007	4,000	(5)	8,000	(5)	8,000	(5)	—		—	—	151,200
	12/27/2007	12/27/2007	—		—		—		4,000	(7)	—	—	75,600
	12/27/2007	12/27/2007	—		—		—		—		3,600	18.90	29,088

(1)	The Board of Directors approved certain equity award grants on December 22, 2006 contingent upon approval by the shareholders of the Company of an amendment to the 2003 Equity Incentive Plan to increase the number of shares available for issuance under that plan. The amendment was approved by the shareholders at the Company’s Annual Meeting of the Shareholders on September 25, 2007. Therefore, those grants approved on December 22, 2006 were not granted until September 25, 2007.
(2)

Shares will vest upon the Company’s achievement of the following three key corporate goals: (a) approval from the FDA or EMEA for the sale of either paclitaxel poliglumex or pixantrone or any other drug owned or exclusively licensed by the Company on the date the grant was approved, (b) approval from the FDA or EMEA of a second such drug and (c) the closing share price for the Company’s common stock exceeding $350.00 (as equitably adjusted for any stock split, stock dividend or similar adjustment in the Company’s capitalization). In the event that one of the above-mentioned corporate goals is achieved prior to December 31, 2009, the following additional shares of restricted stock would vest as of the date of the achievement of such corporate goal:

Name	Number of shares of Restricted Stock
Dr. James Bianco	8,064
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016
Dr. Scott Stromatt*	2,016

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

In the event that two of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted would vest as of the date of the second to occur of the two corporate goals:

Name	Number of shares of Restricted Stock
Dr. James Bianco	4,032
Mr. Louis Bianco	1,209
Dr. Jack Singer	1,209
Mr. Dan Eramian	1,008
Dr. Scott Stromatt*	1,008

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

In the event that all three of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted would vest as of the date of the last to occur of the three corporate goals:

Name	Number of shares of Restricted Stock
Dr. James Bianco	8,064
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016
Dr. Scott Stromatt*	2,016

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

(3)	As discussed in footnote (2) above, the vesting terms of this award contain two performance-based conditions and one market condition. The grant date fair value of the restricted shares that vest upon the two performance-based conditions is determined by multiplying the number of restricted shares granted by the closing price of one share of our common stock on the grant date. The grant date fair value of the restricted shares that vest upon the market condition was determined by utilizing a Monte Carlo simulation model to estimate the implications of potential stock price movements of our common stock and taking the average of the results.
(4)	12,000 shares will vest if the Company obtains FDA approval of paclitaxel poliglumex prior to December 31, 2010 and 12,000 shares will vest if the Company has obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010.
(5)	4,000 shares will vest if the Company obtains FDA approval of paclitaxel poliglumex prior to December 31, 2010 and 4,000 shares will vest if the Company has obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010.
(6)	Dr. Stromatt resigned effective as of April 4, 2008; in connection with his resignation, all unvested equity awards were terminated with the exception of 6,016 shares of restricted stock which will vest upon Dr. Stromatt assisting the Company with its response letter to the EMEA for paclitaxel poliglumex pursuant to his Severance Agreement and General Release entered into in connection with his resignation.
(7)	These shares will vest upon Dr. Stromatt assisting the Company with its response letter to the EMEA for paclitaxel poliglumex pursuant to his Severance Agreement and General Release entered into in connection with his resignation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal 2007:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James A. Bianco, M.D.	12/10/1998	1,391	—		118.80	12/10/2008	—		—
	12/22/1999	2,500	—		122.50	12/22/2009	—		—
	11/30/2000	7,500	—		1,718.80	11/30/2010	—		—
	11/30/2001	6,250	—		1,091.80	11/30/2011	—		—
	7/30/2002	2,993	—		139.40	7/30/2012	—		—
	12/3/2002	4,750	—		379.80	12/3/2012	—		—
	12/11/2003	3,125	—		324.00	12/11/2013	—		—
	12/14/2005	6,250	—		94.40	12/14/2015	—		—
	12/14/2005	—	—		—	—	3,125	(3)	58,750
	1/18/2007	—	6,000	(1)	68.00	1/18/2017	—		—
	9/25/2007	—	—		—	—	28,225	(4)	530,643
	12/27/2007	—	10,000	(2)	18.90	12/27/2017	—		—
	12/27/2007	—	—		—	—	36,000	(5)	676,800

Louis A. Bianco	7/31/1998	1,603	—		116.20	7/31/2008	—		—
	12/10/1998	875	—		118.80	12/10/2008	—		—
	12/22/1999	875	—		122.50	12/22/2009	—		—
	11/30/2000	750	—		1,718.80	11/30/2010	—		—
	11/30/2001	1,032	—		1,091.80	11/30/2011	—		—
	7/30/2002	700	—		139.40	7/30/2012	—		—
	12/3/2002	1,115	—		379.80	12/3/2012	—		—
	12/11/2003	1,485	—		324.00	12/11/2013	—		—
	7/14/2005	3,750	—		111.20	7/14/2015	—		—
	12/14/2005	3,000	—		94.40	12/14/2015	—		—
	6/22/2006	750	—		56.80	6/22/2016	—		—
	1/18/2007	—	1,750	(1)	68.00	1/18/2017	—		—
	9/25/2007	—	—		—	—	8,467	(4)	159,189
	12/27/2007	—	3,600	(2)	18.90	12/27/2017	—		—
	12/27/2007	—	—		—	—	12,000	(5)	225,600

Dan Eramian	3/31/2006	791	1,583	(6)	76.40	3/31/2016	—		—
	3/31/2006	—	—		—	—	500	(7)	9,400
	6/22/2006	750	—		56.80	6/22/2016	—		—
	6/23/2006	—	—		—	—	187	(7)	3,525
	1/18/2007	—	1,500	(1)	68.00	1/18/2017	—		—
	9/25/2007	—	—		—	—	7,056	(4)	132,658
	12/27/2007	—	3,600	(2)	18.90	12/27/2017	—		—
	12/27/2007	—	—		—	—	12,000	(5)	225,600

Jack W. Singer, M.D.	7/31/1998	488	—		116.20	7/31/2008	—		—
	12/10/1998	1,125	—		118.80	12/10/2008	—		—
	12/22/1999	1,000	—		122.50	12/22/2009	—		—
	11/30/2000	1,750	—		1,718.80	11/30/2010	—		—
	11/30/2001	1,875	—		1,091.80	11/30/2011	—		—
	7/30/2002	766	—		139.40	7/30/2012	—		—
	12/3/2002	2,000	—		379.80	12/3/2012	—		—
	12/11/2003	1,875	—		324.00	12/11/2013	—		—
	7/14/2005	3,750	—		111.20	7/14/2015	—		—
	12/14/2005	3,000	—		94.40	12/14/2015	—		—
	6/22/2006	750	—		56.80	6/22/2016	—		—
	1/18/2007	—	1,750	(1)	68.00	1/18/2017	—		—
	9/25/2007	—	—		—	—	8,467	(4)	159,189
	12/27/2007	—	3,600	(2)	18.90	12/27/2017	—		—
	12/27/2007	—	—		—	—	12,000	(5)	225,600

Scott C. Stromatt, M.D.(8)	3/10/2003	1,000	—		273.60	3/10/2013	—		—
	8/26/2003	187	—		408.40	8/26/2013	—		—
	9/29/2004	500	—		284.00	9/29/2014	—		—
	6/16/2005	1,000	—		116.00	6/16/2015	—		—
	12/14/2005	3,750	—		94.40	12/14/2015	—		—
	6/22/2006	750	—		56.80	6/22/2016	—		—
	1/18/2007	—	1,500	(1)	68.00	1/18/2017	—		—
	9/25/2007	—	—		—	—	7,056	(4)	132,658
	12/27/2007	—	3,600	(2)	18.90	12/27/2017	—		—
	12/27/2007	—	—		—	—	12,000	(9)	225,600

(1)	Option grant vests over three years with 1/3 vesting one year from the date of grant, 1/3 vesting two years from the date of grant and 1/3 vesting three years from the date of grant.
(2)	Option grant vests over two years with 25% vesting six months from the date of grant, 25% vesting one year from the date of grant, 25% vesting 18 months from the date of grant and 25% vesting two years from the date of grant.
(3)	Shares will vest when the Company files an NDA with the FDA related to the approval of paclitaxel poliglumex, if the filing occurs on or before December 14, 2008.
(4)	The following number of shares will vest on December 22, 2008:

Name	Number of shares of Restricted Stock
Dr. James Bianco	8,064
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016
Dr. Scott Stromatt*	2,016

*	Pursuant to the Severance and Release Agreement entered into by the Company and Dr. Stromatt, these shares were not forfeited upon his termination on April 4, 2008 and will vest upon Dr. Stromatt’s assistance to the Company with its response letter to the EMEA for paclitaxel poliglumex pursuant to the terms of the Severance and Release Agreement.

In addition, the remaining shares will vest upon the Company’s achievement of the following three key corporate goals: (a) approval from the FDA or EMEA for the sale of either paclitaxel poliglumex or pixantrone or any other drug owned or exclusively licensed by the Company on the date the grant was approved, (b) approval from the FDA or EMEA of a second such drug and (c) the closing share price for the Company’s common stock exceeding $350.00 (as equitably adjusted for any stock split, stock dividend or similar adjustment in the Company’s capitalization). In the event that one of the above-mentioned corporate goals is achieved prior to December 31, 2009, the following additional shares of restricted stock would vest as of the date of the achievement of such corporate goal:

Name	Number of shares of Restricted Stock
Dr. James Bianco	8,064
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016
Dr. Scott Stromatt*	2,016

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

In the event that two of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted would vest as of the date of the second to occur of the two corporate goals:

Name	Number of shares of Restricted Stock
Dr. James Bianco	4,032
Mr. Louis Bianco	1,209
Dr. Jack Singer	1,209
Mr. Dan Eramian	1,008
Dr. Scott Stromatt*	1,008

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

In the event that all three of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted would vest as of the date of the last to occur of the three corporate goals:

Name	Number of shares of Restricted Stock
Dr. James Bianco	8,064
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016
Dr. Scott Stromatt*	2,016

*	Due to Dr. Stromatt’s resignation from CTI on April 4, 2008, these shares have been forfeited.

(5)	1/3 of the shares will vest on December 27, 2008, 1/3 of the shares will vest if the Company obtains FDA approval of paclitaxel poliglumex prior to December 31, 2010 and 1/3 of the shares will vest if the Company has obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010.
(6)	Option grant vests over three years, 1/3 of which vested on 3/6/07, 1/3 of which vests on 3/6/08 and 1/3 of vests on 3/6/09.
(7)	Stock award vests on 3/6/2008.
(8)	Dr. Stromatt resigned effective as of April 4, 2008; in connection with his resignation, all unvested equity awards were terminated with the exception of 6,016 shares of restricted stock which will vest upon Dr. Stromatt assisting the Company with its response letter to the EMEA for paclitaxel poliglumex pursuant to his Severance Agreement and General Release entered into in connection with his resignation.
(9)	Pursuant to Dr. Stromatt’s Severance Agreement and General Release entered into in connection with his resignation on April 4, 2008, 4,000 of these shares were not forfeited and will vest upon Dr. Stromatt assisting the Company with its response letter to the EMEA for paclitaxel poliglumex; the remainder of the shares were forfeited upon his resignation from the Company.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting of restricted stock by our named executive officers during fiscal 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James A. Bianco, M.D.	—	—	—	—
Louis A. Bianco	—	—	375	10,238
Dan Eramian	—	—	687	40,975
Jack W. Singer, M.D.	—	—	375	10,238
Scott Stromatt, M.D.	—	—	437	12,669

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding beneficial ownership of common stock as of December 23, 2008 by (1) each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock (including shares of common stock issuable on conversion of the Series A preferred stock, Series B Preferred Stock, Series C preferred stock and Series D preferred stock; all four series of preferred stock vote with common stock as a group, with the Series A preferred stock, Series B preferred stock and Series D preferred stock voting on an as-converted basis and each share of the Series C preferred stock having that number of votes equal to the stated value, or $1,000 per share, divided by $4.53 in all matters as to which shareholders are required or permitted to vote), (2) each of our directors, (3) each of our principal executive officer (PEO), principal financial officer (PFO), and the three executive officers other than the PEO and PFO who were the most highly compensated in 2007 and (4) all directors and executive officers as a group:

Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Shares Subject to Convertible Securities(3)		Percentage Ownership(2)
BAM Opportunity Fund, LP(4)	17,599,992		141,615,483		9.99%
James A. Bianco, M.D.**	[	•]	[	•]	[	•]
John H. Bauer**	[	•]	[	•]	[	•]
Louis A. Bianco	[	•]	[	•]	[	•]
Dan Eramian	[	•]	[	•]	[	•]
Vartan Gregorian, Ph.D.**	[	•]	[	•]	[	•]
Richard L. Love**	[	•]	[	•]	[	•]
Mary O. Mundinger, Dr. PH**	[	•]	[	•]	[	•]
Phillip M. Nudelman, Ph.D.**	[	•]	[	•]	[	•]
Craig Philips	[	•]	[	•]	[	•]
Jack W. Singer, M.D.**	[	•]	[	•]	[	•]
Frederick W. Telling, Ph.D.**	[	•]	[	•]	[	•]
All directors and executive officers as a group (11 persons)	[	•]	[	•]	[	•]

*	Less than 1%
**	Denotes director of CTI
(1)	The address of the individuals listed is 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119. The address of BAM Opportunity Fund, LP is 44 Wall Street, Suite 1603, New York, New York 10005.
(2)	Beneficial ownership generally includes voting or investment power with respect to securities and is calculated based on 176,176,102 shares of our common stock outstanding as of December 23, 2008. This table is based upon information supplied by officers, directors and other investors including information from Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of December 23, 2008, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned. Our common stock and preferred stock vote together as a class. The Series A, Series B, and Series D preferred stock vote on an as converted basis, the Series C preferred stock have approximately 220.8 votes per share, or approximately 8.61 votes for each share of common stock into which the Series C Preferred Stock is convertible. Therefore, as of December 23, 2008, there are deemed to be 177,245,828 shares of common stock outstanding for voting purposes, which includes 8,221 shares of common stock issuable upon conversion of the Series A preferred stock, 77,533 shares of common stock issuable upon conversion of the Series B preferred stock, 945,695 votes in the aggregate for the Series C preferred stock (based on 109,848 shares of common stock issuable on conversion of the Series C preferred stock with 8.61 votes per share) and 38,277 shares of common stock issuable on conversion of the Series D preferred stock.
(3)	Shares subject to convertible securities included in this column reflects all options, warrants and convertible debt held by the holder exercisable within 60 days after December 23, 2008 subject, in the case of BAM Opportunity Fund, LP, to blocker provisions described in footnote (4) below. These shares are also included in the column titled “Number of Shares Beneficially Owned”.

(4)	As of December 23, 2008, BAM Opportunity Fund LP (“BAM”) held 14,912,482 shares of our common stock and $19.4 million of our 10% senior convertible notes, which are immediately convertible into 141,615,483 shares of our common stock, subject to provisions in the indenture governing the convertible notes which limit the conversion of such notes if such conversion would cause BAM to hold more than 9.99% of our common stock on the date of conversion. As of December 23, 2008 this limit number was 17,599,992 shares. BAM Capital, LLC is the managing partner of BAM Opportunity Fund, LP; BAM Capital, LLC is in turn managed by Hal Mintz and Ross Berman. Therefore each of BAM Capital, LLC, BAM Opportunity Fund, L.P., Mr. Mintz and Mr. Berman may be deemed to share the voting and dispositive power over these shares with BAM Opportunity Fund, LP. Each of BAM Capital, LLC, Mr. Mintz and Mr. Berman disclaims beneficial ownership of these shares except to the extent of his or its pecuniary interest therein.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists, or in the past fiscal year has existed, between any member of our compensation committee and any member of any other company’s Board of Directors or compensation committee.

Other Business

As of the date of this proxy statement, we know of no other business that will be presented for action at the shareholder meeting. We have not received any advance notice of business to be brought before the shareholder meeting by any shareholder. If other business requiring a vote of the shareholders should come before the shareholder meeting, the person designated as your proxy will vote or refrain from voting in accordance with his best judgment.

Shareholder Proposals

A shareholder who intends to present a proposal of business at the 2009 Annual Meeting and desires that information regarding the proposal be included in the 2009 proxy statement and proxy materials must ensure that such information is received in writing by our secretary at our principal executive offices not later than January 23, 2009. In addition, inclusion in the proxy statement aside, our bylaws provide that a proposal for action to be presented by any shareholder (as opposed to by the Board of Directors) at an annual meeting, or the nomination of a candidate for election to the Board of Directors, will be considered out of order and will not be acted upon unless the proposal is received in writing by our secretary at our principal executive offices at least 90 days before the first anniversary of the previous year’s Annual Meeting. We will interpret this as if the 2008 Special Meeting in lieu of Annual Meeting, held on June 19, 2008, was the 2008 Annual Meeting, so the 90th day before the anniversary would be March 21, 2009. The notice must also provide certain other information as described in the bylaws. Copies of the bylaws are available to shareholders free of charge upon request to our secretary.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

January [•], 2009

APPENDIX A

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

Effective as of June 20, 2003 and amended to date (            , 2009)

SECTION 1

BACKGROUND AND PURPOSE

1.1    Background.    The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Cash Awards.

1.2    Purpose of the Plan.    The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Cash Awards.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash Award” means the right to receive cash as described in Section 8.

2.9 “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.10 “Change in Control” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.13 “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.14 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.17 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.18 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the last quoted per share selling price for Shares on the NASDAQ Global Market on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. In any instance where the relevant date falls on a weekend day, a date the NASDAQ Global Market is closed for trading or any other non-trading day, Fair Market Value shall mean the last quoted per share selling price on the last market trading day before the relevant date. If there are neither bids nor sales on the last market trading day before the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the most recent market trading day before the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.23 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.24 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.26 “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.27 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.28 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.29 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.30 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.31 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.33 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.34 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.35 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Plan” means the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7, including an award or issuance of Shares or Restricted Stock Units.

2.38 “Restricted Stock Units” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

2.39 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.40 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

2.41 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.42 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.43 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.44 “Shares” means the shares of common stock of the Company.

2.45 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.46 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.47 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.48 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.49 “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board, then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed [•] Shares; provided that the maximum number of Shares that may be delivered pursuant to Awards of Restricted Stock with a purchase price that is less than 100% of Fair Market Value on the date of grant is 4,375,000 Shares. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Awards.    If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3    Adjustments in Awards and Authorized Shares.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, (a) adjust the number and class of Shares (or other securities) that may be delivered under the Plan under Section 4.1, the number, class, and price of Shares (or other securities) subject to outstanding Awards, and the numerical limits of Section 9.5, or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion and subject to Section 9.5, shall determine the number of Shares subject to each Option.

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3    Exercise Price.    Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4    Expiration of Options.

5.4.1    Expiration Dates.    Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c) The expiration of ten (10) years from the Grant Date.

5.4.2    Committee Discretion.    Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the

Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, including satisfaction of any applicable withholding taxes, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.8.2    Termination of Service.    No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.8.3    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4    Expiration; Other Terms.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1    Number of Shares.    The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitation in Section 9.5.

6.1.2    Exercise Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3    Exercise of Affiliated SARs.    An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6    Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion and subject to Section 9.5, shall determine the number of Shares to be granted to each Participant.

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1    General Restrictions.    The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied.) In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.4.3    Legend on Certificates.    The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

CASH AWARDS

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals in accordance with the terms of Section 7.4.2.

SECTION 9

MISCELLANEOUS

9.1    Change in Control.

9.1.1    Generally.    In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.1.2    Options and SARs.    Notwithstanding Section 9.1.1, the Committee may provide for Options and SARs to be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) Options and SARs, to the extent assumed or substituted, shall not become fully exercisable as of the date of the Change in Control. However, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b) For the purposes of this Section 9.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c) With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3    Restricted Stock.    Notwithstanding Section 9.1.1, the Committee may provide for any vesting conditions or Company repurchase or reacquisition right with respect to outstanding Restricted Stock held by the Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All vesting conditions and Company repurchase or reacquisition rights with respect to outstanding Restricted Stock held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions or Company repurchase or reacquisition right, any such vesting conditions and Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock immediately prior to the Change in Control.

(b) If the vesting conditions and Company repurchase or reacquisition right with respect to Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately vest and any Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.1.4    Cash Awards.    Notwithstanding Section 9.1.1, the Committee may provide for Cash Awards to be assumed or an equivalent cash award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All Company restrictions with respect to outstanding Cash Awards held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such Company restrictions, such Company restrictions will lapse and the Participant will become one hundred percent (100%) vested in such Cash Awards immediately prior to the Change in Control.

(b) If the Company restrictions with respect to a Cash Award are assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Cash Awards will immediately have any Company restrictions lapse and the Participant will become one hundred percent (100%) vested in such Cash Award.

9.2    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, including rules and procedures that comply with Code Section 409A and the Guidance (as defined below).

9.3    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5    Limitations on Awards.    Subject to the provisions of this Section 9.5, no Participant may be granted Awards, other than Cash Awards, in any one fiscal year that, in the aggregate, cover more than 750,000 Shares, and no Participant may be granted Cash Awards in any one fiscal year in an aggregate amount of more than $650,000, considered without regard to any Options, SARs or Restricted Stock that may have been granted or awarded to such Participant during the applicable fiscal year. Nothing in this Section 9.5 shall prevent the Committee from making any type of Award authorized for grant under the Plan outside of the Plan. In addition, nothing in this Section 9.5 shall prevent the Committee from granting Awards under the Plan that are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

9.6    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9    Limited Transferability of Awards.    Subject to Section 7.3, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.8. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the

Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10    No Rights as Shareholder.    Except to the limited extent provided in Sections 7.6 and 7.7 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.11    Tax Matters.    Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 9.1, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of the Plan. The Company shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Notwithstanding the foregoing, the Board may not, without shareholder consent, reduce the exercise price of any outstanding Option or cancel and re-grant Options at a lower exercise price. Decisions of the Board shall be final, binding and conclusive. For Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the Performance Goals included in the Plan by the date of the first shareholder meeting that occurs in the fifth year following the year in which the shareholders most recently approved the Plan under Code Section 162(m).

10.2    Duration of the Plan.    The Plan shall be effective as of June 20, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, no Incentive Stock Option may be granted under the Plan after ten years from the latest date the Company’s shareholders approve the Plan, including any subsequent amendment or restatement of the Plan approved by the Company’s shareholders.

SECTION 11

TAX WITHHOLDING

11.1    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

11.3    Liability for Applicable Taxes.    Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 12

LEGAL CONSTRUCTION

12.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b 3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX B

CELL THERAPEUTICS, INC.

2007 Employee Stock Purchase Plan

Effective as of September 27, 2007 and amended to date (            , 2009)

1.    Purpose.    The Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of stock by employees of Cell Therapeutics, Inc., a Washington corporation (the “Company”), and certain affiliates, and to provide additional incentive for the employees to promote the success of the business of the Company and any such affiliates. It is intended that the Plan shall be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.    Definitions.    As used in this Plan, the following terms shall have the meanings set forth below:

(a) “Base Salary” means the regular gross base salary paid to an Optionee by one or more Participating Employers during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Optionee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Related Corporation. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Optionee’s behalf by the Corporation or any Related Corporation under any employee benefit or welfare plan now or hereafter established.

(b) “Beneficiary” means the person designated as beneficiary on the Optionee’s Enrollment Form, if no such beneficiary is named or no such Enrollment Form is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for the employee.

(c) “Board” means the Board of Directors for the Company.

(d) “Change in Control” means any of the following:

(i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the Stock where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(ii) a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(iii) the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more corporations or other entities where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) or other entities to which the assets were transferred).

(e) “Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

(f) “Committee” means a committee of the Board consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. Each member of the Committee will be “disinterested” within the meaning of

Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For any period during which no such committee is in existence, all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board.

(g) “Eligible Employee” means a person who is employed by any Participating Employer on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

(h) “Enrollment Form” means the Enrollment/Change Form whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Base Salary and is otherwise in such form as the Committee may specify.

(i) “Fair Market Value” means, as of any given date, the last reported sales price of the Stock as quoted on the Nasdaq Global Market for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

(j) “Offering Commencement Date” means any date on which Options are granted under the Plan as determined by the Committee pursuant to Section 8.

(k) “Offering Period” means a period of approximately six (6) months’ duration, beginning on an Offering Commencement Date and ending, subject to Section 9.6, on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4. The Committee shall have the power to change the duration of Offering Periods without shareholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

(l) “Offering Termination Date” means the last business day of an Offering Period, on which Options must, if ever, be exercised.

(m) “Option” means an option to purchase shares of Stock granted under the Plan.

(n) “Optionee” means an Eligible Employee to whom an Option is granted.

(o) “Option Shares” means shares of Stock purchasable under an Option.

(p) “Participating Employer” means the Company or any Related Corporation which is designated by the Committee as a corporation whose Eligible Employees are to receive Options as of a particular Offering Commencement Date.

(q) “Related Corporation” means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

(r) “Stock” means the common stock, without par value, of the Company.

(s) “Stock Purchase Agreement” means the Stock Purchase Agreement under which an Optionee agrees to such terms and other such provisions governing his or her participation in the Plan (not inconsistent with the Plan) as the Committee may deem advisable.

3.    Term of Plan.    The Plan shall become effective upon the adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months of such adoption. No Option shall be granted under the Plan on or after the twentieth (20th) anniversary of such approval but Options theretofore granted may extend beyond that date.

4.    Administration.    The Plan shall be administered by the Committee, which shall determine from time to time whether to grant Options under the Plan as of any date otherwise qualifying as an Offering Commencement Date. The Committee shall further determine which (if any) Related Corporation shall be

Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

5.    Amendment and Termination.    The Board may terminate or amend the Plan at anytime and from time to time, subject to shareholder consent as may be required by applicable law. No termination of or amendment to the Plan may materially adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent. Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable and which do not cause unfavorable accounting treatment, including changes with respect to current Offering Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date the Plan is adopted by the Board.

6.    Shares of Stock Subject to the Plan.    No more than an aggregate of [•] shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated in Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

7.    Eligibility.    Each individual who is an Eligible Employee on any Offering Commencement Date of any Offering Period under the Plan may enter such Offering Period on such date, provided he or she remains an Eligible Employee and provided, further, he or she meets all of the following requirements:

(a) Such Eligible Employee will not, after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph (a), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b) Upon grant of the Option, the employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

8.    Offering Commencement Date.    Options shall be granted on the first business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.

9.    Terms and Conditions of Options.

9.1    General.    An Optionee shall be granted a separate Option on each Offering Commencement Date for each Offering Period in which he or she participates. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10.

9.2    Purchase Price.    The purchase price of Option Shares shall be 85% of the lower of (a) the Fair Market Value of the shares as of the Offering Commencement Date and (b) the Fair Market Value of the shares as of the Offering Termination Date.

9.3    Restrictions on Transfer.    Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. The Optionee shall agree in the Stock Purchase Agreement to notify the Company of any transfer of the shares within two (2) years of the Offering Commencement Date of those shares. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares.

9.4    Expiration.    Each Option shall expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Section 9.5 or by action of the Committee taken pursuant to Section 9.6.

9.5    Termination of Employment of Optionees.    If an Optionee ceases for any reason to be an Eligible Employee, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or the disaffirmation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company, without interest. For purposes of this Section 9.5, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose which does not exceed the longer of ninety (90) days or the period during which the Optionee’s reemployment rights are guaranteed by statute or contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first (91st) day of such leave of absence.

9.6    Capital Changes Affecting the Stock.    In the event that, between the Offering Commencement Date and Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or other increase or contraction in the number of shares of Stock without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Stock, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Optionee on any one Offering Termination Date and (iii) the number and class of securities and the price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. In the event of a Change in Control, the Committee, in its sole discretion, shall either (a) provide that Options granted under the Plan shall be fully exercisable to the extent of each Optionee’s accumulated withholdings for the Offering Period as of a date prior to the Change in Control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

9.7    Payroll Deductions.    An Optionee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Stock Plan Administrator at least one (1) business day prior to the beginning of such Offering Period the Stock Purchase Agreement and the Enrollment Form indicating the percentage, in any multiple of one percent (1%) up to a maximum of ten percent (10%), of his or her Base Salary, which is to be withheld each payroll period. The Optionee shall not be permitted to change the percentage of Base Salary withheld during an Offering Period. However, the Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting to the Stock Plan Administrator a new Enrollment Form no later than one (1) business day prior to the Offering Termination Date whereupon his or her payroll deduction for the remainder of the Offering Period shall cease and he or she shall not be permitted to re-enroll in such Offering Period. Any Stock Purchase Agreement and Enrollment Form in effect for an Offering Period shall remain in effect as to any payroll deduction amounts until withdrawn as set forth above (in which case submission of a new Enrollment Form and Stock Purchase Agreement shall be required for participation in a future Offering Period) or modified by submission of a new Enrollment Form, or until the Optionee’s termination of employment for any reason.

9.8    Exercise of Options/Excess Payroll Deductions.

(a) On the Offering Termination Date, the Optionee may purchase that number of whole shares of Stock obtained by dividing the amount collected from the Optionee through payroll deductions during the Offering Period ending with that Offering Termination Date by the purchase price in effect for the Optionee for that Offering Termination Date. However, the maximum number of shares of Stock purchasable by any one Optionee on any Offering Termination Date shall not exceed eight hundred (800) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. Any payroll deductions not applied to the purchase of Stock by reason of the limitation on the maximum number of shares purchasable by each Optionee during the Offering Termination Date shall be promptly refunded, without interest.

(b) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan. The payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual shall be promptly refunded, without interest.

(c) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly. Any payroll deductions not applied to the purchase of Stock on any Offering Termination Date because they are not sufficient to purchase a whole share of Stock shall be held for the purchase of Stock on the next Offering Termination Date. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of whole shares of Stock.

9.9    Delivery of Stock.    Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. A stock certificate representing the number of shares purchased will be issued in the Optionee’s name only, or if his or her Enrollment Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate. Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period during which the transfer of such shares is limited by this Plan and by Section 423 of the Code (and thereafter, until the Optionee requests delivery of such shares of stock in writing). In that event, the Optionee shall have all the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee’s death while any shares are so held, such shares shall be delivered to the Optionee’s Beneficiary promptly following the Committee’s receipt of evidence satisfactory to the Committee of the Optionee’s death.

9.10    Return of Accumulated Payroll Deduction.    In the event that the Optionee of his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of the shares purchased (except if for the reason that accumulated payroll deductions were insufficient to cover the purchase price of one whole share of Stock), such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the Offering Termination Date of the Offering Period in which the same were deducted. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obliged to segregate the same from any of its other assets.

10.    No Enlargement of Employment Rights.    Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with the right of the Company or such Corporation or successor to discharge the employee at any time.

11.    Tax Withholding.    If, at any time, the Company or any Related Corporation is required, under applicable laws and regulations, to withhold, or to make any deduction of any taxes or take any other action in connection with any exercise of an Option or transfer of shares of Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

12.    Governing Law.    The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the conflict of laws principles thereof.

[PROXY CARD (face)]

Cell Therapeutics, Inc.

Special Meeting of the Shareholders

February 6, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder(s) hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., or either of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock and/or preferred stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on February 6, 2009, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS, and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

(1)	Approval of an amendment to the amended and restated articles of incorporation to increase the number of authorized shares from 410,000,000 to 810,000,000 and to increase the number of shares of common stock authorized for issuance from 400,000,000 to 800,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	Approval of an amendment to the amended and restated articles of incorporation to effect a reverse stock split.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of an amendment to the 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by [—] shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Approval of an amendment to the 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by [—] shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                          DATE

SIGNATURE (JOINT OWNERS)                          DATE

You can view the proxy statement on our website at www.celltherapeutics.com/shareholders.

[ITALIAN PROXY CARD]

DELEGA DI VOTO

Cell Therapeutics, Inc.

Assemblea Speciale degli Azionisti

6 febbraio 2009

La presente delega è proposta per conto del Consiglio di Amministrazione

L’/Gli azionista/i il/i cui nominativo/i compare/compaiono sull’allegata certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs. n. 213 del 1998, delega/delegano con la presente James A. Bianco, M.D. e Philip M. Nudelman, Ph.D., e ciascuno con il potere di nominare propri sostituti, a rappresentarlo/li nell’Assemblea Speciale degli Azionisti di Cell Therapeutics Inc. che si terrà il 6 febbraio 2009 ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare i diritti di voto connessi alle azioni ordinarie di Cell Therapeutics, Inc. rispetto alle quali il/i sottoscritto/i avrebbe/avrebbero il potere di votare qualora fosse/fossero personalmente presente/i nell’Assemblea Speciale.

La presente delega, debitamente sottoscritta ed inviata congiuntamente alla certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs. n. 213 del 1998 conferisce il potere di votare conformemente alle seguenti istruzioni ricevute dal/i socio/i. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, LA PRESENTE DELEGA CONFERISCE IL POTERE DI VOTARE “A FAVORE” DI TUTTE LE PROPOSTE e, a discrezione dei soggetti delegati, in ogni altra materia che dovesse essere propriamente presentata in Assemblea o in ogni successiva convocazione o rinvio della stessa.

L’/Gli Azionista/i fornisce/forniscono le seguenti istruzioni di voto:

(1)	Approvazione di una modifica dello Statuto di Cell Therapeutics, Inc. al fine di aumentare il numero delle azioni autorizzate (authorized shares) da 410.000.000 a 810.000.000 e di aumentare il numero delle azioni autorizzate ordinarie (authorized shares of common stock) da 400.000.000 a 800.000.000.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(2)	Approvazione di una modifica allo Statuto al fine di effettuare un raggruppamento azionario.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(3)	Approvazione di una modifica al Piano di Incentivo Azionario 2007 al fine di aumentare di n. [—] azioni il numero di azioni emettibili ai sensi del Piano.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(4)	Approvazione di una modifica al Piano di Acquisto Azioni per i Dipendenti 2007 al fine di aumentare di n. [—] azioni il numero di azioni emettibili ai sensi del Piano.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

ISTRUZIONI DI VOTO

(a)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(b)	Trasmettere sia la delega firmata sia la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs n. 213 del 1998 (o una copia integrale) al seguente indirizzo, o per posta o via fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: +1 (206) 284-6206

(c)	E’ necessario allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, del D.Lgs. n. 213 del 1998 (o una copia integrale della stessa) perché il proprio voto venga computato.

(d)	Scadenza: la delega dovrà essere ricevuta al suddetto indirizzo (per posta o per fax) non più tardi del 5 febbraio 2009. Qualora provvediate all’invio della documentazione per posta successivemente al 26 gennaio 2009, è vivamente consigliato di inviare la stessa anche via fax al numero suddetto.

Tutte le altre deleghe di voto precedentemente conferite dal sottoscritto in relazione alle azioni ordinarie di Cell Therapeutics Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Speciale o in ogni sua ulteriore convocazione o rinvio sono espressamente revocate.

Siete pregati di sottoscrivere la presente delega in modo leggibile, indicando il Vostro nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs n. 213 del 1998. Qualora l’azione sia cointestata, ciascuno dei cointestatari dovrà sottoscrivere la presente delega. Se si sottoscrive in qualità di procuratore, esecutore, curatore, fiduciario o tutore occorre specificare tale titolo. Le società di capitali, società di persone e associazioni sottoscrivono tramite un legale rappresentante che dovrà indicare tale titolo.

FIRMA (si prega di firmare nell’apposito spazio)

DATA

FIRMA (COINTESTATARI)                                  DATA

[ITALIAN PROXY CARD (English translation)]

Cell Therapeutics, Inc.

Special Meeting of the Shareholders

February 6, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) whose name(s) appear(s) on the enclosed certifications(s) issued by authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998, hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on February 6, 2009, or at any adjournment or postponement thereof.

This proxy, when properly executed and submitted together with your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

(1)	Approval of an amendment to the amended and restated articles of incorporation to increase the number of authorized shares from 410,000,000 to 810,000,000 and to increase the number of shares of common stock authorized for issuance from 400,000,000 to 800,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	Approval of an amendment to the amended and restated articles of incorporation to effect a reverse stock split.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of an amendment to the 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by [—] shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Approval of an amendment to the 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by [—] shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

VOTING INSTRUCTIONS

(a)	Please sign and date this card in the space provided below.

(b)	Please submit BOTH this signed proxy card AND the certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) to the following address either by mail or by fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: 00 +1 (206) 284-6206

(c)	You MUST include the certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) together with this proxy card for your vote to be counted.

(d)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than February 5, 2009. If you are depositing your vote in the mail after January 26, 2009, we recommend that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Cell Therapeutics Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Please sign exactly as your name(s) appear(s) on the stock certifications(s) issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                              DATE

SIGNATURE (JOINT OWNERS)                              DATE